                                                           EXHIBIT 10(a)



                           BONDS REPURCHASE AGREEMENT


                 AGREEMENT dated September 22, 1994 between Manville Corporation, a Delaware corporation (the "Company"), and Manville Personal Injury Settlement Trust (the "Trust").

                 WHEREAS, the Trust was created pursuant to a Trust Agreement dated as of November 28, 1988 to which the Company is a party (as amended, the "Trust Agreement") to implement those provisions of the Second Amended and Restated Plan of Reorganization of the Company and certain affiliated corporations (the "Manville Plan") that relate to the settlement and payment of asbestos-related health claims against the Company and such affiliated corporations; and

                 WHEREAS, pursuant to the Manville Plan, the Company contributed certain assets to the Trust's estate, including the Original Bond (such term and other capitalized terms used but not defined in these recitals having the meanings ascribed to them in Article I hereof); and

                 WHEREAS, the purposes of the Trust as set forth in the Trust Agreement include enhancing the Trust estate and using the assets in the Trust estate to deliver fair, adequate and equitable compensation to bona fide beneficiaries of the Trust; and

                 WHEREAS, in furtherance of the Trust's purposes and the objectives of the Manville Plan and to further the long-term objectives of the Company, the Trust and the Company entered into the Bond Prepayment Agreement, pursuant to which the Company and the Trust agreed to monetize a portion of the Original Bond in connection with a public offering of debt and equity by one of the Company's principal subsidiaries, Riverwood International Corporation ("RIC"), by partially prepaying the Original Bond with (i) $150 million in cash proceeds from such public offering (less certain underwriting expenses attributable thereto), (ii) $100 million principal amount of RIC notes substantially identical to those sold in such public offering, which notes were subsequently sold by the Trust in a public secondary offering pursuant to registration rights provided in the Bond Prepayment Agreement, and (iii) a new Bond in a reduced amount; and

                 WHEREAS, in furtherance of the Trust's purposes and the objectives of the Manville Plan and to further the long-term objectives of the Company, the Company is willing, subject to the terms and conditions of this Agreement, to repurchase the Bond and





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the remainder of the Original Bond with marketable notes of the Company's other principal subsidiary, Schuller International Group, Inc., a Delaware corporation ("Schuller"), which the Trust may sell to third parties pursuant to the registration rights and other provisions of this Agreement; and the Trust is willing, subject to the terms and conditions of this Agreement, to surrender the Bond and the Original Bond for cancellation in consideration of its receipt of such Schuller Repurchase Notes.

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. Certain Terms Defined. The following terms used herein have the meanings ascribed to them in this Article I.

                 "Additional Principal Amount" is defined in Section
2.03(b)(vii).

                 "Adjusted Market Rate" means the annual interest rate at which Schuller Repurchase Notes are being sold by the Trust in a first Offering at a price equal to 100% of their face amount (without giving effect to any discount or premium, including discounts payable to Underwriters, Placement Agents or other underwriters, brokers or dealers); as such annual interest rate is determined in accordance with Section 2.03(b)(i).

                 "Adjusted Repurchase Amount" means the sum of (i) the aggregate Current Net Present Value of the Bond and the Original Bond as of the Repurchase Date, as determined in accordance with Section 5.01(b) using the Adjusted Market Rate in determining the Applicable Discount Rate; plus (ii) the August 1994 Payment Amount; plus (iii) if the Second Bond Repurchase Date has occurred on or prior to the consummation of the first Offering by the Trust, the Current Net Present Value of the Second Bond as of the Second Bond Repurchase Date, as determined in accordance with Section 5.01(b) using the Adjusted Market Rate in determining the Applicable Discount Rate.

                 "Adjusted Repurchase and Interest Amount" means the sum of (i) the Adjusted Repurchase Amount, (ii) the amount equal to





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the interest that would have accrued at the Adjusted Market Rate on Schuller
Notes with a principal amount equal to the sum of the Current Net Present Value of the Bond and the Original Bond as of the Repurchase Date (determined in accordance with Section 5.01(b) using the Adjusted Market Rate in determining the Applicable Discount Rate) plus the August 1994 Payment Amount for the period from and including the Repurchase Date to but excluding the consummation date of the first Offering by the Trust, and (iii) if the Second Bond Repurchase Date has occurred, the amount equal to the interest that would have accrued at the Adjusted Market Rate on Schuller Notes with a principal amount equal to the Current Net Present Value of the Second Bond as of the Second Bond Repurchase Date (determined in accordance with Section 5.01(b) using the Adjusted Market Rate in determining the Applicable Discount Rate) for the period from and including the Second Bond Repurchase Date to but excluding the consummation date of the first Offering by the Trust.

                 "Adjusted Schuller Notes" means senior notes of Schuller issued under the Amended and Restated Indenture, which shall bear interest (i) at the Adjusted Market Rate instead of the Initial Market Rate, (ii) accruing from and including the consummation date of the first Offering by the Trust and
(iii) payable commencing (unless otherwise agreed by the Company and the Trust) on the date that is the first to occur of the first day or the fifteenth day of a calendar month after the six-month anniversary of such consummation date and on each six-month anniversary of such initial payment date.

                 "Adjustment Period" means the period of time commencing on the entry into effect of the Indenture and ending on the first interest payment date provided for under the Indenture (without giving effect to the Indenture Supplement), which first interest payment date shall not be earlier than the six-month anniversary of the Repurchase Date.

                 "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such specified Person whether through the ownership of voting securities, by contract or otherwise.





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                 "Amended and Restated Indenture" means the amendment and
restatement of the Indenture referred to in Section 1(e) of the Indenture Supplement.

                 "Applicable Discount Rate" means the Market Rate plus 87.5 basis points.

                 "August 1994 Payment Amount" means the sum of (i) $20,680,534 plus (ii) interest accrued on the amount specified in clause (i) at the rate of 4.70% per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) for the period from and including August 31, 1994 to but excluding the Repurchase Date (it being understood that, if the Repurchase Date shall not have occurred on or prior to September 30, 1994 and the August 31, 1994 Payment Amount under the Bond shall not have been paid in full on or prior to September 30, 1994, the terms of the Bond Prepayment Agreement and of a certain letter agreement dated August 31, 1994 between the Company and the Trust with respect to such Payment Amount shall apply to such unpaid amount).

                 "Bond" means the Manville Corporation Bond due March 31, 2013, dated August 25, 1993, which was issued to the Trust by the Company pursuant to the Bond Prepayment Agreement and which currently provides for twice-annual payments to the Trust of $20,680,534 through the year 2012, except in the years 2001 and 2002.

                 "Bond Prepayment Agreement" means the Bond Prepayment Agreement dated as of August 25, 1993 between the Company and the Trust, as modified for a limited period of time by the letter agreement of even date therewith between the Company and the Trust and as amended and supplemented by a letter agreement dated March 31, 1994 between the Company and the Trust clarifying certain provisions thereof.

                 "Bonds" means, collectively, the Bond and the Original Bond.

                 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

                 "Commission" means the Securities and Exchange Commission.

                 "Company" is defined in the heading of this Agreement.





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                 "Company Adjustment Notes" is defined in Section 2.03(b)(vi).

                 "Current Net Present Value" of the Bond, the Original Bond or the Second Bond as of any date means the sum of the unpaid Payment Amounts on such bond as of such date, each discounted to present value as of such date at the Applicable Discount Rate in accordance with Section 5.01(b); it being understood that the Payment Amount on the Bond due on August 31, 1994 shall not be included in the Current Net Present Value of the Bond.

                 "Debt" of any Person means, as of any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (whether or not the recourse of the vendor is to the whole of the assets of such Person or only a portion thereof), except trade accounts payable arising in the ordinary course of business which are not overdue by more than 90 days (unless being contested in good faith),
(iv) all obligations of such Person as lessee under capital leases, (v) all indebtedness of others secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, (vi) all indebtedness of others guaranteed by such Person and (vii) all obligations of such Person to reimburse any other Person in respect of amounts paid under letters of credit, bankers' acceptances or similar instruments.

                 "Demand Note" means the promissory note of Schuller in the form attached as Exhibit A hereto.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                 "GAAP" means U.S. generally accepted accounting principles as in effect from time to time.

                 "Governmental Agency" means any domestic, foreign, supranational, national, federal, state, regional or local government and any department, bureau, agency, authority, commission, board, court, tribunal, or other legislative, executive, judicial, regulatory or administrative body or instrumentality of any such government or any official empowered to act on behalf of any of the foregoing, or any arbitral tribunal acting within the proper scope of its jurisdiction.





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                 "Indemnified Party" is defined in Section 2.04(f)(iii).

                 "Indemnifying Party" is defined in Section 2.04(f)(iii).

                 "Indemnitee" is defined in Section 2.06(f)(iii).

                 "Indemnitor" is defined in Section 2.06(f)(iii).

                 "Indenture" means the Indenture between Schuller and the Indenture Trustee relating to the Schuller Notes, in the form set forth in Exhibit B-1 hereto, and any amendments, supplements, restatements or modifications thereof or supplemental indentures relating thereto (including, without limitation, the Indenture Supplement (unless expressly stated to the contrary herein) and the Amended and Restated Indenture).

                 "Indenture Supplement" means Indenture Supplement No. 1 between Schuller and the Indenture Trustee to be entered into simultaneously with the Indenture, in the form set forth in Exhibit B-2 hereto.

                 "Indenture Trustee" means the entity serving as the trustee under the Indenture from time to time.

                 "Independent" means, when used with respect to any specified Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, the PD Trust, the Company, Schuller or any Affiliate of the Company or Schuller and (c) is not connected with the Company, Schuller, any Affiliate of the Company or Schuller, the Trust or the PD Trust as an officer, employee, promoter, underwriter or person performing similar functions.

                 "Initial Market Rate" means 10.375% per annum.

                 "Initial Repurchase Amount" means the sum of (i) the aggregate Current Net Present Value of the Bond and the Original Bond as of the Repurchase Date, as determined in accordance with Section 5.01(b) using the Initial Market Rate in determining the Applicable Discount Rate, plus (ii) the August 1994 Payment Amount.

                 "Inspectors" is defined in Section 2.04(d)(x).

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.





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                 "Manville Plan" is defined in the recitals to this Agreement.

                 "Market Rate" means the Initial Market Rate or the Adjusted Market Rate, as the context requires.

                 "Offering" means a sale by the Trust of an aggregate principal amount of at least $100 million of Schuller Repurchase Notes in either (i) a firm commitment, underwritten Securities Act registered public secondary offering with a minimum of four (4) purchasers who are Independent of the Trust; or (ii) an arm's length transaction to a minimum of four (4) financial institutions or other Persons each of which in the normal course of business, as it has theretofore been conducted, invests in fixed income securities and at the time are holding at least $100 million in book value of such securities or cash (including short-term marketable securities and cash equivalents).

                 "Officer's Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board of Directors, the President, the Senior Vice President and General Counsel, any Senior Vice President with senior financial responsibility, any Vice President with senior financial responsibility, the Controller or the Treasurer of such Person.

                 "Original Bond" means the Manville Personal Injury Settlement Trust Bond due March 31, 2013 which was partially prepaid pursuant to the Bond Prepayment Agreement and the outstanding principal amount of which prior to the Repurchase consists of twice-annual payments due in the years 2001 and 2002 in the aggregate amount of $150,000,000.

                 "Payment Amount" means (i) in respect of the Bond, $20,680,534, and (ii) in respect of the Original Bond or the Second Bond, $37,500,000.

                 "Payment Date" means, in respect of the Original Bond, the Bond or the Second Bond, each date on which a payment is due in accordance with the terms thereof.

                 "PD Trust" means the Manville Property Damage Settlement Trust created pursuant to the Manville Plan by the Manville Property Damage Settlement Trust Agreement dated as of November 28, 1988 among the Trustors named therein and the PD Trustees named therein.





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                 "Person" means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof, including any Governmental Agency.

                 "Placement Agents" means each and every placement agent for a private placement of any Schuller Repurchase Notes in accordance with Section
2.06 hereof, as selected by the Trust; and the term "Placement Agent" means any one of them.

                 "Records" is defined in Section 2.04(d)(x).

                 "Related Agreements" means the Indenture, the Indenture Supplement, the Amended and Restated Indenture, the Schuller Notes, the Demand Note, the agreements referred to in Sections 2.01(d) and 2.01(e), the Second Amendment to the Supplemental Agreement and the Seventh Amendment to the Trust Agreement.

                 "Representatives" is defined in Section 2.06(a)(viii).

                 "Repurchase" means the consummation on the Repurchase Date of the Company's repurchase of the Bond and the Original Bond with Schuller Notes, as described in Section 2.02.

                 "Repurchase Date" means September 22, 1994, subject to postponement in accordance with Section 2.02(b).

                 "RIC" is defined in the recitals to this Agreement.

                 "SCB" means the Selected Counsel for the Beneficiaries appointed pursuant to the Manville Plan.

                 "Schuller" is defined in the recitals to this Agreement.

                 "Schuller Excess Notes" means those Schuller Notes representing the difference (if any) between the aggregate principal amount of all Schuller Notes and the aggregate principal amount of the Schuller Repurchase Notes, and includes any Trust Adjustment Notes transferred by the Trust to the Company pursuant to Section 2.03(b)(vi) and excludes any Company Adjustment Notes transferred by the Company to the Trust pursuant to Section 2.03(b)(vi).

                 "Schuller Notes" means the Senior Notes due 2004 of Schuller bearing the annual interest rate initially determined in accordance with
Section 2.01(a) and subject to adjustment in accordance with Section 2.03 and having the other terms described in Exhibits B-1 and B-2 hereto, with only such modifications or





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changes thereto, or such further or other terms, as may be expressly approved in advance by the Trust and the Company in writing; and such term includes the Schuller Repurchase Notes, the Schuller Excess Notes, the Adjusted Schuller Notes, the Supplemental Schuller Notes and the senior notes issued under the Indenture pursuant to Section 6.01(d).

                 "Schuller Recapitalization" is defined in Section 2.01(c).

                 "Schuller Repurchase Notes" means those outstanding Schuller Notes which are to be transferred and/or which have been transferred to the Trust by the Company in accordance with this Agreement, including (i) as the consideration for the Company's repurchase of the Bond, the Original Bond and (subject to terms of Section 6.01) the Second Bond and (ii) in connection with the Trust's payment of its Interim Interest to the Company pursuant to Section 2.03(b)(vi); and such term includes any Company Adjustment Notes transferred to the Trust by the Company pursuant to Section 2.03(b)(vi) and excludes any Trust Adjustment Notes transferred to the Company by the Trust pursuant to Section 2.03(b)(vi).

                 "Second Amendment to the Supplemental Agreement" means the Second Amendment to the Amended and Restated Supplemental Agreement, in the form attached as Exhibit C hereto.

                 "Second Bond" means the Manville Settlement Trusts Second Bond due March 31, 2015.

                 "Second Bond Repurchase Amount" means (i) if the Second Bond Repurchase Date occurs before the consummation date of the first Offering by the Trust, the Current Net Present Value of the Second Bond as of the Second Bond Repurchase Date as determined in accordance with Section 5.01(b) using the Initial Market Rate in determining the Applicable Discount Rate; or (ii) if the Second Bond Repurchase Date occurs after the consummation date of the first Offering by the Trust, the Current Net Present Value of the Second Bond as of the Second Bond Repurchase Date as determined in accordance with Section 5.01(b) using the Adjusted Market Rate in determining the Applicable Discount Rate.

                 "Second Bond Repurchase Date" is defined in Section 6.01(a).

                 "Second Bond Repurchase Notes" is defined in Section 6.01(a).





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                 "Second Bond Reserve Amount" is defined in Section 2.03(b)(ii).

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                 "Seventh Amendment to the Trust Agreement" means the Seventh Amendment to Manville Personal Injury Settlement Trust Agreement, in the form attached as Exhibit D hereto.

                 "Shelf Registration" is defined in Section 2.04(a).

                 "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

                 "Supplemental Schuller Notes" is defined in Section
2.03(b)(vii).

                 "TIA" means the Trust Indenture Act of 1939, as amended, or any successor statute thereto, and the rules and regulations promulgated thereunder.

                 "Trust" is defined in the heading of this Agreement.

                 "Trust Adjustment Notes" is defined in Section 2.03(b)(vi).

                 "Trust Agreement" is defined in the recitals to this Agreement.

                 "Trustees" means each of the individuals serving from time to time as trustees of the Trust.

                 "Underwriters" means the underwriters (as such term is defined in the Securities Act) of any public offering of Schuller Repurchase Notes pursuant to Section 2.04 hereof, as selected by the Trust; and the term "Underwriter" means any one of them.





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                                   ARTICLE II

                            REPURCHASE OF THE BONDS

                 SECTION 2.01. Preliminary Actions. Prior to the Repurchase, the parties shall take (and the Company shall cause Schuller to take) the following actions:

                 (a) Determination of Initial Market Rate. The Company and the Trust, in consultation with two nationally recognized investment banking firms, one selected by the Trust and one selected by the Company, have agreed on the Initial Market Rate as the lowest annual interest rate at which $100 million aggregate principal amount of Schuller Repurchase Notes can be sold by the Trust as of the time such determination is being made in a firm commitment, underwritten Securities Act registered public secondary offering with at least four purchasers at a price equal to 100% of their face amount (without giving effect to any discount or premium, including discounts payable to Underwriters, Placement Agents or other underwriters, brokers or dealers).

                 (b) Entry into Indenture. The Company shall cause Schuller to enter into the Indenture and the Indenture Supplement with The Bank of New York, as Indenture Trustee, or such other indenture trustee as shall be reasonably acceptable to the Trust. Until the Repurchase, the Company shall not cause or permit the Indenture (including the Indenture Supplement) to be cancelled, terminated, modified, amended, supplemented, restated or otherwise changed, nor shall it cause or permit any consent or waiver to be granted thereunder until after the Repurchase, without the prior written consent of the Trust. The Indenture shall provide for the initial issuance of Schuller Notes bearing interest at the Initial Market Rate.

                 (c) Issuance of Schuller Notes; Schuller Recapitalization. The Company shall cause Schuller to issue $400 million principal amount of Schuller Notes to the Company under the Indenture, which Schuller Notes shall bear interest at the Initial Market Rate. Such issuance shall be in consummation of a recapitalization of Schuller (the "Schuller Recapitalization") pursuant to which Schuller shall issue $400 million principal amount of Schuller Notes and the $25 million Demand Note to the Company as a dividend on the common stock of Schuller held by the Company.

                 (d) Execution of Certain Intercompany Agreements. The Company shall enter into, and shall cause Schuller to enter into, the following agreements, each of which will become effective no later than as of the
Repurchase:





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                 (i) an intercompany agreement, in the form attached as Exhibit
E hereto;

                 (ii) a treasury management agreement, in the form attached as Exhibit F hereto;

                 (iii) a tax sharing agreement, in the form attached as Exhibit G hereto; and

                 (iv) a corporate agreement, in the form attached as Exhibit H hereto.

                 (e)      Execution of Agreement with the Trust.
Contemporaneously with its execution and delivery of the agreement referred to in Section 2.01(d)(iv), the Company shall enter into an agreement with the Trust in the form attached as Exhibit I hereto.

                 (f) Seventh Amendment to the Trust Agreement. Contemporaneously with the execution of this Agreement, the Company and the Trust shall execute and deliver the Seventh Amendment to the Trust Agreement. The effectiveness of the Seventh Amendment to the Trust Agreement shall be subject to obtaining the concurrence thereto of the SCB.

                 (g) Second Amendment to the Supplemental Agreement. Contemporaneously with the execution of this Agreement, the Company and the Trust shall execute and deliver the Second Amendment to the Supplemental Agreement. The effectiveness of the Second Amendment to the Supplemental Agreement shall be subject to obtaining the concurrence thereto of the SCB.

                 SECTION 2.02. Repurchase of Bonds with Schuller Notes.    (a)
Subject to the terms and conditions set forth in this Agreement, on the Repurchase Date the Company shall repurchase the Bonds in whole by transferring to the Trust Schuller Notes obtained by it in accordance with Section 2.01(c) in an aggregate principal amount equal to the Initial Repurchase Amount. On the Repurchase Date, the Company shall deliver to the Trust said Schuller Notes, duly endorsed for transfer to the Trust in accordance with the terms of the Indenture and free and clear of all Liens and adverse claims, together with the other documents referred to in Section 3.04, and the Trust shall deliver the Bonds free and clear of all Liens and adverse claims (other than any remainderman or reversionary interests of the Company or the PD Trust and any Liens or claims created by, or arising in favor of, the Company) to the Company for cancellation, together with the other documents referred to in Section 3.03.





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                  (b) Either party shall have the right, exercisable one or
more times by written notice to the other party given not less than two (2) Business Days prior to the date then specified as the Repurchase Date, to postpone the Repurchase Date to a date no later than September 30, 1994. In the event of any such postponement, the term "Repurchase Date" as used in this Agreement shall refer to the latest date so specified by either of the parties, and this Agreement shall remain in full force and effect. If the Repurchase shall not have occurred on or prior to September 30, 1994, either party hereto shall have the right, at any time thereafter, without liability or obligation to the other party, to terminate this Agreement by giving written notice of such termination to the other party; provided, however, that such termination shall not affect the Company's obligations under that certain letter agreement dated August 31, 1994 between the Company and the Trust relating to the Payment Amount due on August 31, 1994 under the Bond. Such termination shall be effective upon the other party's receipt of such notice of termination.

                 SECTION 2.03. Certain Provisions Relating to the First Offering by the Trust. (a) No First Offering Within Two Years. (i) Subject to the other terms of this Section 2.03(a), if the Trust shall fail to consummate a first Offering on or prior to the two-year anniversary of the Repurchase Date (the "Second Anniversary"), the interest rate on all Schuller Notes shall be reduced by 50 basis points on the Second Anniversary and by a further 50 basis points on each six-month anniversary of the Second Anniversary; provided, however, that in no event shall such interest rate be reduced by a total of more than 200 basis points below the Initial Market Rate. To accomplish the foregoing, if the Trust shall not have consummated a first Offering on or prior to the Second Anniversary, the Company and the Trust shall (unless this Section 2.03(a)(i) does not then apply pursuant to the terms of Section 2.03(a)(ii) or (iii)) execute and deliver to the Indenture Trustee, within five Business Days after the Second Anniversary, a joint certificate designated as an Interest Modification Notice delivered under Section 6 of the Indenture Supplement (an "Interest Modification Notice") stating that, effective as of the Second Anniversary (which shall be specified therein as the "Modification Effective Date"), the interest rate on the Schuller Notes shall be the rate specified in such notice as the "Modified Interest Rate," which rate shall be the Initial Market Rate less 50 basis points; and within five Business Days after each six-month anniversary of the Second Anniversary until the earlier of (x) such time (if any) as this Section 2.03(a)(i) no longer applies pursuant to Section 2.03(a)(ii) or (iii), or (y) such time as the interest rate on the Schuller Notes has been reduced by an





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aggregate of 200 basis points below the Initial Market Rate, the Company and the Trust shall execute and deliver to the Indenture Trustee a further Interest Modification Notice stating that, effective as of such six-month anniversary (which shall be specified therein as the "Modification Effective Date"), the interest rate on the Schuller Notes shall be the rate specified in such notice as the "Modified Interest Rate," which rate shall be the interest rate on the Schuller Notes in effect on the date immediately preceding such six-month anniversary less 50 basis points (provided, however, that no rate shall be so specified which is more than 200 basis points below the Initial Market Rate).

                 (ii) If, at any time after the Second Anniversary either (A) a first Offering is consummated by the Trust, (B) Schuller debt securities are sold for an aggregate purchase price of at least $100 million in one or more transactions of the type described in clause (i) and (ii) of the definition of the term "Offering" (other than notes evidencing secured loans (or unsecured loans with terms of five years or less) to Schuller by commercial banks under bank credit agreements), or (C) Schuller shall become subject to the requirements of a reporting company under the Exchange Act with respect to any of its debt securities, then the terms of Section 2.03(a)(i) shall no longer apply and the interest rate on all Schuller Notes shall be readjusted to equal the Initial Market Rate, effective as of the interest payment date immediately preceding the date (the "Occurrence Date") of the occurrence of any of the events referred to in clauses (A) through (C) above. Within five Business Days after the Occurrence Date, the Company and the Trust shall execute and deliver to the Indenture Trustee a further Interest Modification Notice stating that, effective as of the interest payment date immediately preceding the Occurrence Date (which shall be specified therein as the "Modification Effective Date"), the interest rate on the Schuller Notes shall be the rate specified in such notice as the "Modified Interest Rate," which rate shall be the Initial Market Rate. Notwithstanding the foregoing, in order to give effect to the agreement between the Company and the Trust that such interest rate readjustment be deemed to be effective, as to the Trust, as of the Occurrence Date, the Trust shall pay to the Company the amount equal to the difference between (i) the interest payable on the Schuller Repurchase Notes held by the Trust with respect to the period commencing on the interest payment date immediately preceding the Occurrence Date and ending on the Occurrence Date, calculated at the Initial Market Rate, and (ii) the interest payable on such Schuller Repurchase Notes, with respect to the same period, calculated at the rate in effect prior to such interest rate readjustment; such payment to be made subject to, and within two Business Days following, Schuller's payment of the interest due and payable at the Initial Market Rate on the Schuller Notes on the next succeeding interest payment date after the readjustment, with respect to the full period since the immediately preceding interest payment date.

                 (iii) Section 2.03(a)(i) shall not apply if

                 (1) during the two year period following the Repurchase Date, Schuller shall become subject to the requirements of a reporting company under the Exchange Act with respect to any of its debt securities, or Schuller debt securities are sold for an aggregate purchase price of at least $100 million in one or more transactions of the types described in clause (i) and (ii) of the definition of the term "Offering" (other than notes evidencing secured loans (or unsecured loans with terms of five years or less) to Schuller by commercial banks under bank credit agreements); or

                 (2) the Company has failed to perform, or has failed to cause Schuller to perform, in a timely fashion so as to permit the consummation of an Offering within such two year period, any of its obligations under the second sentence of Section 2.02(a), Section 2.03(b), Sections 2.04 through 2.07 or Section 2.09, as applicable to such Offering; or

                 (3) the Trust, within 15 months after the Repurchase Date, makes a written request pursuant to Section 2.04(a), (b) or (c)(i) with respect to a first Offering but the Commission or any other Governmental Agency fails to declare effective the registration statement with respect to such Offering or takes action (or inaction) which, in either case, prevents the consummation of such Offering during such two year period provided, that such failure, action or inaction by the Commission or such other Governmental Agency does not result from the Trust's express and intentional cancellation of such Offering or does not otherwise result directly and primarily from action taken by the Trust with respect to such Offering); or

                 (4) the Trust, prior to February 1, 1995, makes a written request pursuant to Section 2.04(a), (b) or (c)(i) or Section 2.06(a) with respect to a first Offering and following such request a Determination is made during the Offering Period upon the Trust's request therefor to the Company in writing, which Determination is to the effect that such Offering is an Unmarketable Transaction. If such a Determination that the Offering is an Unmarketable Transaction is made, the Company may, prior to the third anniversary of the

         Repurchase Date, make up to (but not more than) two requests to the Trust in writing seeking another Determination as to whether an Offering would be an Unmarketable Transaction at such time. If, following such a request by the Company, a Determination is made that an Offering would not be an Unmarketable Transaction at such time, and if the Trust shall not consummate a first Offering within two years after such Determination, then the terms of Section 2.03(a)(i) shall (subject to this Section 2.03(a)(iii) and Section 2.03(a)(ii)) apply; provided, however, that in applying the terms of Section 2.03(a)(i) and the other terms of this Section 2.03(a) for purposes of this sentence, references to the Second Anniversary shall be replaced with references to the two-year anniversary of the Determination that an Offering would not be an Unmarketable Transaction and references to the Repurchase Date in Section 2.03(a)(iii) shall be replaced with references to the date of such Determination; provided, further, that, in applying the terms of this clause (4) for purposes of this sentence: (A) if the Trust, within 60 days after such Determination that an Offering would not be an Unmarketable Transaction, makes a written request pursuant to Section 2.04(a), (b) or (c)(i) or Section 2.06(a) with respect to a first Offering, then the interest rate on the Schuller Notes shall not be reduced (and the Company may not request any further Determinations) in the event that the pricing obtained by the Trust for such Offering qualifies the Offering as an Unmarketable Transaction; and (B) if the Trust does not, within 60 days after such Determination that an Offering would not be an Unmarketable Transaction, make a written request pursuant to Section 2.04(a), (b), (c)(i) or Section 2.06 with respect to a first Offering, then the Trust shall not have the right to request any further Determinations and this clause (4) shall have no further application.

         For purposes of this clause (4):

         Offering Period means the period of time after a registration statement is filed under the Securities Act and the Commission comments or takes other action (or, after one month, does not take any action) with respect to such registration statement (or, in the case of a private placement, after an offering memorandum is prepared), but prior to the consummation of an Offering.

         Determination means a determination made by mutual agreement by two nationally recognized investment banking firms, one selected by the Company and one selected by the Trust, upon the written request of either the Company or the Trust that a proposed offering would or would not be an Unmarketable Transaction; provided, however, that if such investment banking firms do not agree on the determination of such matter within ten Business Days, then such determination shall be made by a third Independent nationally recognized investment banking firm in accordance with Section 5.02.

         Index means the Merrill Lynch Global Bond Indexes -- High Yield Master Index, as reported by Bloomberg Financial Markets, expressed in terms of annual yield to maturity, or if such index is no longer computed or is no longer publicly available, then such other high yield U.S. corporate debt index as shall be mutually acceptable to the Company and the Trust.

         Imputed Market Rate, for purposes of a Determination, means the Initial Market Rate plus the increase (or minus the decrease) in the Index from the close of business on the Repurchase Date to the close of business on the date prior to the date on which such Determination is made.

         Minimum Price, with respect to Schuller Repurchase Notes being offered in an Offering, means the price that results in an effective annual yield to maturity on such Schuller Repurchase Notes equal to the Imputed Market Rate plus 150 basis points (without giving effect to any discount or premium, including discounts payable to Underwriters, Placement Agents or other underwriters, brokers or dealers).

         Unmarketable Transaction means an Offering in which the Schuller Repurchase Notes that are being sold or distributed cannot be sold or distributed in such Offering (using marketing activities that do not differ in any significant or material respect from those which are customary for offerings of such size and type) at a price equal to or greater than the Minimum Price without an agreement by the Trust, directly or indirectly, to any of the matters referred to in clauses
         (A) through (D) of Section 2.03(b)(i), or any other agreement by the Trust which (i) is not usual and customary for offerings of such size and type and (ii) would have a material adverse effect on the Trust.

                 (b) First Offering Consummated Within Adjustment Period. If a first Offering is to be consummated by the Trust within the Adjustment Period, the interest rate, record dates and interest payment dates for all Schuller Notes and the principal amount of the Schuller Repurchase Notes and the Schuller Excess Notes shall be adjusted as follows:

                          (i) The Trust shall cause its Underwriters or Placement Agents for such first Offering to determine the Adjusted Market Rate in their pricing procedures for such Offering and to notify the Trust and the Company of the Adjusted Market Rate in writing within one Business Day of such determination. In connection with the determination of the Adjusted Market Rate in the pricing of a first Offering to be consummated within the Adjustment Period, the Trust shall not agree, directly or indirectly, with the purchasers (other than the Underwriters or Placement Agents) of the Schuller Repurchase Notes to be sold by the Trust in such Offering to (A) any disposition of, any limitation or restriction on the disposition of, or any modification to, any of the Trust's other interests in Schuller or the Company, (B) repurchase or in any manner guarantee, secure or provide for the payment of principal, premium, if any, or interest on such Schuller Repurchase Notes, (C) make any payments or other distributions of property to the purchasers (other than the Underwriters or Placement Agents) of such Schuller Repurchase Notes or
         (D) make any other agreement that directly or indirectly induces such purchasers to purchase such Schuller Repurchase Notes, other than representations, warranties and related indemnities customarily given by sellers of corporate debt securities in secondary transactions.

                          (ii) If the Adjusted Market Rate differs from the Initial Market Rate, then within one Business Day of the Trust's receipt of notice of the Adjusted Market Rate in accordance with paragraph (i) above, the Trust shall determine and notify the Company of the Adjusted Repurchase Amount and the Adjusted Repurchase and Interest Amount in accordance with Section 5.01. If the Second Bond Repurchase Date has not occurred on or prior to the date on which notice of the Adjusted Market Rate is given in accordance with paragraph (i) above, then (A) unless the Company and the Trust shall otherwise agree in writing, the Company shall obtain, if necessary, and reserve for transfer to the Trust Schuller Notes in a principal amount sufficient to repurchase the Second Bond in accordance with
         Section 6.01 assuming that the Second Bond Repurchase Date were the last day of the Adjustment Period (the "Second Bond Reserve Amount"); and (B) either the Trust or the Company shall have the right, exercisable by notice given to the other party within one Business Day of its receipt of notice of the Adjusted Market Rate in accordance with paragraph (i) above, to require that the Second Bond Reserve Amount be included in the determination of the Additional Principal Amount in accordance with paragraph (vii) below.

                          (iii) Within one Business Day of the Company's or the Trust's receipt of either notice referred to in paragraph (ii) above, the Company and the Trust shall jointly execute and shall cause to be delivered to the Indenture Trustee the Adjustment Notice (as defined in the Indenture Supplement) and shall designate therein (to the extent applicable): (A) the consummation date for the first Offering by the Trust, which shall be designated therein as the "Adjustment Date," (B) the Adjusted Market Rate (if different from the Initial Market Rate), which shall be designated therein as the "Adjusted Interest Rate," (C) the interest payment dates applicable to the Adjusted Schuller Notes, which shall be determined in accordance with the definition set forth in Section 1.01 hereof of the term "Adjusted Schuller Notes" (the first interest payment date provided for in such definition shall be designated in the Adjustment Notice as the "Adjusted First Interest Payment Date" and the subsequent interest payment dates provided for in such definition shall be designated in the Adjustment Notice as the "Adjusted Interest Payment Dates"); (D) the record dates applicable to the Adjusted Schuller Notes, which shall be designated in the Adjustment Notice as the "Adjusted Record Dates" and shall be (x) the fifteenth day (whether or not a Business Day, as defined in the Indenture) of the calendar month immediately preceding the Adjusted First Interest Payment Date and immediately preceding each Adjusted Interest Payment Date if such dates as designated pursuant to clause (C) are the first day of a calendar month or (y) the first day (whether or not a Business Day, as defined in the Indenture) of the calendar month in which the Adjusted First Interest Payment Date and each Adjusted Interest Payment Date occur if such dates as designated pursuant to clause (C) are the fifteenth day of a calendar month; and (E) the Additional Principal Amount, if any is required in accordance with paragraph (vii) below.

                          (iv) If an Adjustment Notice is required to be given to the Indenture Trustee pursuant to paragraph (iii) above, then, prior to the consummation of such first Offering, the Company shall cause the Amended and Restated Indenture to be entered into by Schuller and the Indenture Trustee in accordance with the terms of
         Section 1(e) of the Indenture Supplement.

                          (v) If an Adjustment Notice is required to be given to the Indenture Trustee pursuant to paragraph (iii) above, then, at a closing to be held on the consummation date of the first Offering by the Trust, but prior to the consummation of such first Offering, each of the Company and the Trust shall surrender to the Indenture Trustee all of its Schuller Notes and shall instruct and cause the Indenture Trustee, in accordance with the terms of the Indenture Supplement, (A) to pay to such party the Interim Interest (as defined in the Indenture Supplement) that is payable on such Schuller Notes, (B) to cancel such Schuller Notes, and (C) to issue to such party in exchange therefor Adjusted Schuller Notes under the Amended and Restated Indenture in the same aggregate principal amount as the Schuller Notes surrendered by such party (such aggregate principal amount to include, in the case of the Company, the Additional Principal Amount (if any) in accordance with the terms of the Indenture Supplement).

                          (vi) The parties agree that the appropriate party will transfer to the other party such number of the Adjusted Schuller Notes issued to it under the Amended and Restated Indenture as is necessary so that prior to the consummation of the first Offering the Trust has received in exchange for the Bonds (and the Second Bond, in the event that the Second Bond Repurchase Date has occurred) Adjusted Schuller Notes in an aggregate principal amount equal to the Adjusted Repurchase Amount. The parties further agree that the Trust will pay over to the Company the Interim Interest received by the Trust and the Company will transfer to the Trust an additional number of Adjusted Schuller Notes in an aggregate principal amount equal to the amount of interest that would have accrued on Schuller Notes in the aggregate principal amount equal to the Adjusted Repurchase Amount in accordance with clauses (ii) and (iii) of the definition of the term "Adjusted Repurchase and Interest Amount." In order to accomplish the foregoing terms of this paragraph (vi) in a single transaction, the parties hereby agree as follows:

                          (1) If the Adjusted Repurchase and Interest Amount set forth in the Trust's notice pursuant to paragraph (ii) above exceeds the principal amount of the Adjusted Schuller Notes to be received by the Trust pursuant to paragraph (v) above, the Company shall instruct the Indenture Trustee, in accordance with clause (v)(C) above, to issue the Adjusted Schuller Notes to be received by the Company in two or more certificates, one of which shall represent Adjusted Schuller Notes (the "Company Adjustment Notes") in an aggregate principal amount equal to the amount of such excess, which amount shall be rounded to the nearest $1,000 if necessary.
                 If the principal amount of the Adjusted Schuller Notes to be received by the Trust pursuant to paragraph (v) above exceeds the Adjusted Repurchase and Interest Amount, the Trust shall instruct the Indenture Trustee, in accordance with clause (v)(C) above, to issue the Adjusted Schuller Notes to be received by the Trust in two or more certificates, one of which shall represent Adjusted Schuller Notes (the "Trust Adjustment Notes") in an aggregate principal amount equal to the amount of such excess, which amount shall be rounded to the nearest $1,000 if necessary.

                          (2)  At a closing which shall be held on the
                 consummation date of the first Offering, after the closing referred to in paragraph (v) above but prior to the consummation of such first Offering, (A) if there are Company Adjustment Notes, the Company shall deliver them to the Trust duly endorsed for transfer to the Trust and (B) if there are Trust Adjustment Notes, the Trust shall deliver them to the Company duly endorsed for transfer to the Company; and each party agrees to do so, in either case, free and clear of all Liens and adverse claims.

                          (3) Within two Business Days after the consummation date of the first Offering, the Trust shall pay to the Company the amount that the Trust shall have received from Schuller as Interim Interest under the Indenture Supplement.

                          (vii) In the event that the sum of (A) the Adjusted Repurchase and Interest Amount and (B) the Second Bond Reserve Amount (if any), in each case as set forth in a notice given pursuant to paragraph (ii) above, exceeds the aggregate principal amount of the outstanding Schuller Notes then held by the Company and the Trust, the Company and the Trust shall include in the Adjustment Notice given to the Indenture Trustee pursuant to paragraph (iii) above a request that Schuller issue additional Schuller Notes (the "Supplemental Schuller Notes") to the Company in the aggregate principal amount equal to such excess. The amount of such excess shall be designated in the Adjustment Notice and is referred to herein as the "Additional Principal Amount." The Company shall cause Schuller to issue the Supplemental Schuller Notes to the Company under the Amended and Restated Indenture as part of the Adjusted Schuller Notes issued to the Company pursuant to clause (C) of paragraph (v) above, as a payment under the Demand Note or as a dividend. Upon their issuance, the Supplemental Schuller Notes shall become Adjusted Schuller Notes for all purposes of this Agreement and the

         Indenture and shall be transferred to the Trust as part of the Company Adjustment Notes to the extent provided in paragraph (vi) above.

                          (viii) The Company shall cause Schuller to comply with the terms of the Indenture Supplement and to take all actions that are necessary or appropriate to carry out the transactions contemplated by this Section 2.03(b).

                 (c) First Offering Consummated After Adjustment Period. If a first Offering is to be consummated by the Trust at any time after the Adjustment Period, the Trust shall notify the Company of the consummation date at least five Business Days prior to such consummation date, and the Company shall cause Schuller to give notice to the Indenture Trustee in accordance with those terms of Section 4 of the Indenture Supplement which apply to the First Offering Notice referred to therein and shall cause Schuller to comply with the other terms of Section 4 of the Indenture Supplement. Such First Offering Notice shall be in a form that has been submitted to and approved by the Trust in advance.

                 SECTION 2.04. Registration Rights with Respect to Schuller Repurchase Notes. (a) Shelf Registration. If at any time and from time to time the Trust shall in good faith determine that it intends to undertake a public distribution of any of the Schuller Repurchase Notes and if the Trust shall so request in writing to the Company, then to the extent permitted by law, the Company shall cause Schuller to use its best efforts to register the Schuller Repurchase Notes under shelf indentures and pursuant to Rule 415 under the Securities Act (or an equivalent or successor provision) (a "Shelf Registration") and shall cause Schuller to keep such registration in effect at all times that the Trust holds any of the Schuller Repurchase Notes or until the Trust notifies the Company in writing that the registration no longer need remain effective, provided, that the Company shall have no obligation to cause Schuller to file a shelf registration statement in any January or earlier than four (4) months after the date on which any other registration statement is filed pursuant to Section 2.04(a) or (b) ceases to be in effect, provided, further, that the Company shall have no obligation to cause Schuller to file a shelf registration statement for an amount below the lesser of (i) $100,000,000 aggregate principal amount of Schuller Repurchase Notes and (ii) all of the Schuller Repurchase Notes held by the Trust. If the Trust, the Company or Schuller deems it necessary to obtain a determination from the appropriate regulatory authorities that a Shelf Registration is permitted by law, the

Company shall cause Schuller to use its best efforts, in cooperation with the Trust and the Company, to obtain such a determination.

                 (b) Demand Registration. If at any time and from time to time when a Shelf Registration is not in effect the Trust shall in good faith determine that it intends to undertake a public distribution of all or any portion of the Schuller Repurchase Notes and the Trust shall request in writing to the Company that the Company cause Schuller to effect the registration under the Securities Act of any Schuller Repurchase Notes (which request shall specify the aggregate principal amount of Schuller Repurchase Notes proposed to be offered and sold by the Trust, shall describe the nature or method of the proposed offer and sale thereof and shall contain an undertaking by the Trust to cooperate with the Company and Schuller in order to permit Schuller to comply with all applicable requirements of the Securities Act and the rules and regulations thereunder and to obtain acceleration of the effective date of the registration statement), the Company shall cause Schuller, as expeditiously as possible, to use its best efforts to effect the registration of such Schuller Repurchase Notes which the Trust has requested it to register on an appropriate form under the Securities Act and keep such registration in effect for a period of nine months or for such lesser period as shall be required to complete the distribution of all the Schuller Repurchase Notes covered thereby. The registration rights contemplated by this Section 2.04(b) may be exercised from time to time in the discretion of the Trust with respect to all or any part of the Schuller Repurchase Notes then held by the Trust, provided that the Company shall have no obligation to cause Schuller to file a registration statement in any January or earlier than four (4) months after the date on which any other registration statement filed pursuant to Section 2.04(a) or (b) ceases to be in effect, provided, further that the Company shall have no obligation to cause Schuller to file a registration statement for an amount below the lesser of (i) $100,000,000 aggregate principal amount of Schuller Repurchase Notes and (ii) all of the Schuller Repurchase Notes held by the Trust.

                 (c)  Piggyback Registration.

                 (i) Piggyback Registration Rights of the Trust. If Schuller proposes to file a registration statement under the Securities Act with respect to an offering of any debt securities of Schuller (including, without limitation, Schuller Excess Notes) for Schuller's own account and/or for the account of other Persons, including, without limitation, the Company (other than a registration statement on Form S-4 or S-8 or any successor forms), then the Company shall cause Schuller to give written notice of such proposed filing to the Trust at least thirty (30) days before the anticipated filing date, and such notice shall offer the Trust the opportunity to register any or all of the Schuller Repurchase Notes then held by the Trust, as the Trust may request in writing to Schuller within fifteen (15) days after such notice is given in accordance with this Section; provided, however, that if at any time after giving written notice of its intention to register any Schuller securities and prior to the effective date of the registration statement filed in connection with such registration, Schuller shall determine for any reason not to register or to delay registration, Schuller may, at its election, give written notice of such determination to the Trust and (1) in the case of a determination not to register, shall be relieved of its obligation to register any Schuller Repurchase Notes in connection with such registration and (2) in the case of a determination to delay registering, shall be permitted to delay registering any Schuller Repurchase Notes to be sold by the Trust for the same period as the delay in registering such other Schuller securities. The Company shall use, and shall cause Schuller to use, its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering by Schuller to include the Schuller Repurchase Notes held by the Trust in such offering on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, if, in the opinion of the managing underwriter or underwriters of such offering (which opinion shall be expressed in writing and a copy thereof provided to the Trust), the total amount or kind of securities to be included in such offering is sufficiently large or otherwise likely to materially and adversely affect the success of such offering (including, but not limited to, the offering price per security to be registered), then, in connection with such proposed offering, without any reduction in the amount of securities Schuller proposes to issue and sell for its own account, the amount of Schuller Repurchase Notes to be offered for the account of the Trust shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount stated by such managing underwriter or underwriters in the aforesaid written opinion to be the largest amount that, in the opinion of such underwriter(s), can be sold without such material adverse effect; provided that, if securities are being offered for the account of other Persons (including, without limitation, the Company or Schuller), such reduction shall not represent a greater portion of the number or amount of Schuller Repurchase Notes intended to be offered by the Trust than the portion of similar reductions imposed on such other Persons on the amount of securities they intended to offer.

                 (ii) Piggyback Registration Rights of the Company. If the Trust exercises its rights under Section 2.04(b) hereof to cause the registration of any Schuller Repurchase Notes, the Company shall have the right to include in such registration any Schuller Excess Notes held by it, as the Company may request in writing to the Trust within fifteen (15) days after notice from the Trust of its request for registration in accordance with
Section 2.04(b); provided that (A) under no circumstances shall any Schuller securities held by any Person other than the Company be included in such registration; and (B) notwithstanding the other terms of this Section 2.04(c)(ii), the Trust shall have the right, in its sole discretion and without liability or obligation to Schuller or the Company, to decide at any time and for any reason not to proceed with such registration or to delay such registration. The Trust shall use its best efforts to cause the Underwriters of the proposed offering to include such Schuller Excess Notes held by the Company in such registration on the same terms and conditions as the Schuller Repurchase Notes of the Trust included therein. Notwithstanding the foregoing, if, in the opinion of the Underwriters of such registration (which opinion shall be expressed in writing and a copy thereof provided to the Company), the total amount of Schuller Notes to be included in such offering is sufficiently large or otherwise likely to materially and adversely affect the success of such offering (including, but not limited to, the offering price per Schuller
Note), then, in connection with such proposed offering, and without any reduction in the amount of securities the Trust proposes to sell for its account, the amount of Schuller Excess Notes to be offered for the account of the Company shall be reduced to the extent necessary to reduce the total amount of Schuller Notes to be included in such offering to the amount stated by such Underwriters in the aforesaid written opinion to be the largest amount that, in the opinion of such Underwriter(s), can be sold without such material adverse effect.

                 (d) Registration Procedures. At any time that the Company is obligated to cause Schuller to use its best efforts to effect the registration under the Securities Act of any Schuller Repurchase Notes pursuant to Sections 2.04(a) or (b), or at any time that the Trust exercises its piggyback registration right pursuant to Section 2.04(c)(i) subject to the terms thereof, the Company shall cause Schuller, as expeditiously as possible, to:

                          (i)  prepare and file with the Commission a
         registration statement on the appropriate form with respect to such Schuller Repurchase Notes and use its best efforts to cause such registration statement to become effective;

                          (ii) before filing a registration statement or prospectus or any amendments or supplements thereto, provide the Trust and its counsel and the Underwriters (if any) and their counsel with the opportunity to participate in the preparation of such registration statement, prospectus, amendment or supplement, and furnish to the Trust and its counsel and the Underwriters (if any) and their counsel (and to any Person designated by the Trust or such counsel), copies of all documents proposed to be filed with the Commission in sufficient time prior to such filing to permit the Trust and its counsel, and, if applicable, the Underwriters and their counsel, a reasonable opportunity to review such documents, which documents will be subject to the prompt and reasonable review and comment of the Trust and such counsel and, if applicable, the Underwriters and their counsel, and, if requested by such counsel, to cause such documents to be amended by the insertion of material that, in the judgment of such counsel, should be included (subject, however, to the reasonable approval of counsel to the Company and Schuller);

                          (iii) take such action (including filing with the Commission amendments and supplements to the registration statement and the prospectus used in connection therewith) as may be necessary to keep such registration statement effective for the period of time required under the terms of this Agreement;

                          (iv) furnish to the Trust and the Underwriters (if any) and their counsel, such number of copies of (A) such registration statement (including all exhibits thereto), (B) each amendment and supplement thereto (in each case including all exhibits thereto), (C) the prospectus included in such registration statement (including each preliminary prospectus) and (D) such other documents, as the Trust and each such Underwriter may reasonably request in order to facilitate the distribution of such Schuller Repurchase Notes;

                          (v) promptly deliver to the Trust and its counsel, and the Underwriters (if any) and their counsel, copies of all correspondence between the Commission (or any Governmental Agency regulating the issuance of securities) and the Company or Schuller, their counsel or auditors and all memoranda relating to discussions with the Commission with respect to any such registration statement;

                          (vi) furnish, at the request of the Trust, on each date that such Schuller Repurchase Notes are delivered to Underwriters for sale pursuant to such registration statement or, if such Schuller Repurchase Notes are not being sold through Underwriters, on each date the registration statement with respect to such Schuller Repurchase Notes becomes effective (or, if the Schuller Repurchase Notes are registered pursuant to a Shelf Registration, on the date such Shelf Registration becomes effective and on each date a post-effective amendment of such Shelf Registration becomes effective)
         (A) an opinion or opinions, dated such date, of counsel representing Schuller for the purposes of such registration (including an opinion of outside counsel covering such of the following matters (if any) as are customarily, covered in opinions of issuer's outside counsel in firm commitment Securities Act underwritten public offerings), addressed to the Underwriters, if any, and to the Trust, substantially to the effect that (1) the registration statement, related prospectus, and each amendment or supplement thereto (including documents incorporated by reference therein), complied, when declared effective with respect to registration statements and otherwise when filed, as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to the financial statements and other financial data contained therein), (2) the Indenture is a valid and binding obligation of Schuller, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws relating to enforcement of creditors' rights generally and by the availability of equitable remedies of general applicability) and has been duly qualified under the TIA, (3) the Schuller Notes covered by such registration statement are valid and binding obligations of Schuller, enforceable in accordance with their terms (except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws relating to enforcement of creditors' rights generally and by the availability of equitable remedies of general applicability), and (4) such other legal matters with respect to the registration statement and Schuller and the Company customarily covered in opinions to underwriters as the Underwriters, if any, or the Trust may reasonably request, including, without limitation, a statement that such counsel believes that the registration statement (and any amendment or supplement thereto or document incorporated by reference therein), at the time such registration statement became effective (or in the case of any amendment or supplement or document incorporated by reference, at the time it was filed), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that the prospectus as amended or supplemented, if applicable (including documents incorporated by reference therein), on the date of such opinion, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no belief as to the financial statements and other financial data contained in the registration statement or the prospectus), and (B) a letter, dated such date, from the Independent certified public accountants of Schuller, addressed to the Underwriters, if any, and to the Trust, stating that they are "independent" certified public accountants within the meaning of the Securities Act and that the financial statements and other financial data of Schuller included in the registration statement or the prospectus, or any amendment or supplement thereto (including, in each case, documents incorporated by reference therein), comply as to form in all material respects with the applicable accounting requirements of the Securities Act, such letter from the accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration statement that is of the type ordinarily included in accountants' "comfort letters" to underwriters as the Underwriters, if any, or the Trust may reasonably request;

                          (vii) use its best efforts to register or qualify the Schuller Repurchase Notes covered by such registration statement under the securities or blue sky laws of such jurisdictions in the United States as the Trust shall reasonably request, considering the nature and size of the offering, and do any and all other acts and things which may be necessary or desirable to enable the Trust and the Underwriters (if any) to consummate the public sale or other disposition in each such jurisdiction of such Schuller Repurchase Notes, provided that in connection therewith neither the Company nor Schuller shall be required to file a general consent to service of process in any jurisdiction or to qualify to do business in any jurisdiction where it is not then qualified;

                          (viii) notify the Trust and its counsel and the Underwriters (if any) and their counsel, at any time when a prospectus relating to such Schuller Repurchase Notes is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Schuller Repurchase Notes, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                          (ix) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other customary actions as the Trust or the Underwriters of such Schuller Repurchase Notes reasonably request in order to expedite or facilitate the disposition of the Schuller Repurchase Notes;

                          (x) make available, upon reasonable notice and during business hours, for inspection by the Trust, and any Underwriter participating in any distribution pursuant to such registration statement and any attorney, accountant or other agent retained by the Trust or any such Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Schuller (and the Company shall similarly make available such of its own records, documents and properties) (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Schuller and its officers, directors, employees and independent public accountants to make themselves reasonably available to discuss the business and financial condition of Schuller and to supply all information reasonably requested by any such Inspector, in connection with such registration statement; provided that none of such Records shall be photocopied by the Inspectors and any such inspection shall be conducted in a manner that does not unreasonably interfere with the normal business operations of Schuller. Records which Schuller (or the Company, with respect to the Company's Records) determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to the Inspectors and only may be reviewed by counsel for the Trust and for any Underwriter;

                          (xi) notify the Trust of any stop order issued or, to the knowledge of the Company or Schuller, threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered; and

                          (xii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

                 The Company shall cause Schuller to prepare and deliver certificates (in engraved form if requested by the Trust) substantially identical to the certificates representing the Schuller Repurchase Notes being registered and, if requested by the Trust, shall cause Schuller, at the Trust's expense, to obtain ratings of such Schuller Repurchase Notes from two nationally recognized rating agencies selected by the Trust.

                 The Company and Schuller may request that the Trust furnish in writing to the Company and Schuller information regarding the Trust and the disposition by the Trust of the Schuller Repurchase Notes to be included in the registration statement, and the Trust agrees to furnish in writing such information to the Company and Schuller and any other information as the Company or Schuller may reasonably request in connection with the preparation of such registration statement.

                 The Trust agrees that, upon receipt of any notice from the Company or Schuller of any event of the kind described in paragraph (viii) of this Section 2.04(d), the Trust will forthwith discontinue distribution of Schuller Repurchase Notes pursuant to the registration statement covering such Schuller Repurchase Notes until the Trust's receipt of the copies of the supplemented or amended prospectus contemplated by such paragraph. If the Company or Schuller shall give any such notice, the period stated in Section 2.04(b) during which the Company must cause Schuller to keep a registration statement in effect, if applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to paragraph (viii) of this Section 2.04(d) to and including the date when the Trust shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (viii) of this Section 2.04(d).

                 If any such registration statement refers to the Trust by name or otherwise as the holder of the Schuller Repurchase Notes or any other security of the Company or Schuller, then the Trust shall have the right to require the insertion therein of language, in form and substance satisfactory to the Trust, the Company and Schuller to the effect that the holding by the Trust of the Schuller Repurchase Notes or such other securities is not to be construed as a recommendation by the Trust or any of the Trustees of the investment quality of the Schuller Repurchase Notes covered thereby and that such holding does not imply that the Trust will assist in meeting any future financial requirements of the Company or of Schuller.

                 (e) Registration Expenses. The Company shall cause Schuller to pay all costs and expenses in connection with any registration (except that in the case of the first registration, the Company shall pay all costs and expenses in connection with such registration) pursuant to this Section 2.04 (whether or not any such registration shall become effective), including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of the Schuller Notes), printing and duplicating expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and Schuller and all independent certified public accountants of the Company and Schuller (including the expenses of any annual audit, special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company or Schuller elects to obtain such insurance), fees and expenses of the indenture trustee selected in accordance with Section 2.04(g), the reasonable fees and expenses of any special experts retained for the Company or Schuller in connection with such registration, and fees and expenses of other Persons retained by the Company or Schuller; provided that costs and expenses to be paid by Schuller (or the Company in the case of the first such registration) shall not include fees and expenses of counsel retained by the Trust or the Underwriters, if any, (except for reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Schuller Notes) and other out-of-pocket expenses of the Trust or the Underwriters, if any, (and any Persons retained by the Trust or the Underwriters, if any, to act as Inspectors) incurred in connection with any registration and any underwriting discounts or commissions attributable to the sale by the Trust of the Schuller Repurchase Notes.

                 (f)  Indemnification.

                      (i)  In each case of a registration of any Schuller
         Notes held by the Trust under the Securities Act pursuant to this
         Section 2.04, the Company shall cause Schuller to indemnify and hold harmless the Trust, each Trustee, each officer of the Trust, each underwriter (as defined in the Securities Act) and each other Person, if any, who controls the Trust or any such underwriter within the meaning of the Securities Act or the Exchange Act from and against any and all losses, claims, damages and liabilities, joint or several, to which any of the Trust, each Trustee, each officer of the Trust, each underwriter (as defined in the Securities Act) and each other controlling Person, if any, may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Schuller Notes were registered under the Securities Act and/or under the securities or blue sky laws of any jurisdictions in the United States, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto (including, in each case, documents incorporated by reference therein), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Trust, each Trustee, each officer of the Trust, each underwriter (as defined in the Securities Act) and each such controlling Person, if any, for any legal or other expenses reasonably incurred by any of the foregoing in connection with investigating or defending any such action or claim as such expenses are incurred; provided, howeve, that neither the Company nor Schuller shall be liable to indemnify a party seeking indemnification in any such case to the extent that any such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission made in a preliminary prospectus, the registration statement or the prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or Schuller by such party expressly for use therein.

                          (ii) In each case of a registration of Schuller Repurchase Notes held by the Trust under the Securities Act pursuant to this Section 2.04, the Trust will indemnify and hold harmless the Company, Schuller, each of their directors, their officers who sign the registration statement and each Person, if any, who controls the Company or Schuller within the meaning of the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from Schuller to the Trust, but only with reference to information relating to the Trust itself (and not to the Company or any of its Subsidiaries) and furnished to the Company or Schuller in writing by the Trust expressly for use in the registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto. The Trust will use its best efforts to cause any Underwriters of Schuller Notes to be sold by the Trust to indemnify the Company and Schuller on the same terms as the Trust agrees to indemnify the Company, but only with reference to information relating to such Underwriters themselves.

                          (iii)  In case any proceeding (including any
         governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 2.04, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (A) the Indemnifying Party has agreed to the retention of such counsel at its expense or (B) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm qualified in such jurisdiction to act as counsel for all such Indemnified Parties, except that, if Schuller is the Indemnifying Party, it shall be responsible for up to two such firms, one for the Trust (and all of its affiliated Indemnified Parties) and one for all of the underwriters as a group (and all of their affiliated Indemnified Parties). Such firm shall be deemed satisfactory to the Indemnified Party, unless within ten (10) days of the Indemnified Party's receipt of notice of the selection of such firm, the Indemnifying Party receives notice in writing by the Indemnified Party that such firm is not reasonably satisfactory to such Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final, nonappealable judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified

         Party from and against any loss or liability by reason of such settlement or judgment.

                          (iv) The indemnification of any underwriter pursuant to paragraphs (i) and (ii) of this Section 2.04(f) shall be on such other terms and conditions as are at the time customary and reasonably required by underwriters in public offerings, including providing for contribution in the event indemnification provided in this Section
         2.04 is unavailable or insufficient.

                 (g) Qualification of Indenture under the TIA. Prior to the consummation of a registered public offering the Company shall cause Schuller to use its best efforts to qualify the Indenture under the TIA. The Company agrees to cause Schuller to amend the Indenture (and the Trust shall consent to such amendment), if necessary, to contain such terms as may be required at such time to effect the qualification of the Indenture under the TIA.

                 SECTION 2.05. Blackout Periods With Respect to Schuller Securities. (a) Except as otherwise provided in Section 2.04(c) or agreed in writing by the Company and the Trust, (i) the Company agrees not to, and agrees to cause Schuller and each of the Company's other Subsidiaries not to, offer, sell, contract to sell or otherwise dispose of any debt securities of Schuller in a registered public offering or an offering pursuant to Rule 144A under the Securities Act (or any successor provision) within 90 days after the Repurchase Date and from any date the Company receives written notice from the Trust of the Trust's intention to sell $25,000,000 or more (gross proceeds to the Trust) of Schuller Repurchase Notes until the earlier of (a) 60 days after the receipt of such notice or (b) the completion of such sale by the Trust, and
(ii) the Trust agrees not to offer, sell, contract to sell or otherwise dispose of any Schuller Repurchase Notes in a registered public offering or an offering pursuant to Rule 144A under the Securities Act (or any successor provision) from the date the Trust receives written notice from Schuller of Schuller's intention to sell $25,000,000 or more (gross proceeds to Schuller) of its debt securities until the earlier of (a) 60 days after the receipt of such notice or
(b) the completion of such sale by Schuller; provided, however, that the foregoing terms of this clause (ii) shall not apply to the first Offering by the Trust. Neither Schuller nor the Trust may give any such notice within ninety (90) days of giving its most recent notice.

                 (b) From time to time at the request of the Trust, the Company will cause Schuller to provide to the Trust a schedule of maturities of, and expected refinancing plans concerning, its then outstanding Debt.

                 SECTION 2.06. Private Placement of Schuller Repurchase Notes. (a) If at any time the Trust shall in good faith determine that it intends to undertake a private placement of at least $100,000,000 aggregate principal amount of Schuller Repurchase Notes or, if the Trust holds less than such amount, all of the Schuller Repurchase Notes held by the Trust and the Trust shall request in writing to the Company that the Company cause Schuller to assist the Trust in effecting such placement (which request shall specify the aggregate principal amount of Schuller Repurchase Notes proposed to be offered and sold by the Trust, shall describe the nature or method of the proposed offer and sale thereof and shall contain an undertaking by the Trust to cooperate with the Company and Schuller in order to permit Schuller to comply with all applicable requirements of the Securities Act and the rules and regulations thereunder), the Company shall cause Schuller to use its best efforts to cooperate with the Trust in effecting such private placement, and shall cause Schuller, as expeditiously as possible, to:

                          (i) prepare an offering memorandum in form and substance satisfactory to the Trust and any Placement Agent and their respective counsels;

                          (ii) before finalizing an offering memorandum or any amendments or supplements thereto, provide the Trust and its counsel and the Placement Agents and their counsel with the opportunity to participate in the preparation of such offering memorandum, amendment or supplement, and furnish to the Trust and its counsel and the Placement Agents and their counsel (and to any Person designated by the Trust or such counsel), copies of all amendments or supplements to the offering memorandum in sufficient time to permit the Trust and its counsel, and the Placement Agents and their counsel a reasonable opportunity to review such documents, which documents will be subject to the prompt and reasonable review and comment of the Trust and such counsel and the Placement Agents and their counsel, and, if requested by any such counsel, to cause such documents to be amended by the insertion of material that, in the judgment of such counsel, should be included (subject, however, to the reasonable approval of counsel to the Company and Schuller);

                          (iii) furnish to the Trust and each Placement Agent of the Schuller Repurchase Notes being sold such number of copies of (A) such offering memorandum (including all exhibits thereto), (B) each amendment and supplement thereto (in each case including all exhibits thereto), and (C) such other documents, as the Trust and each such Placement Agent may reasonably request in order to facilitate the sale of such Schuller Repurchase Notes;

                          (iv) promptly deliver to the Trust, each Placement Agent of the Schuller Repurchase Notes and their respective counsel copies of all correspondence between any Governmental Agency regulating the issuance of securities and the Company or Schuller, their counsel or auditors and all memoranda relating to discussions with any such Governmental Agency with respect to the Schuller Repurchase Notes;

                          (v) furnish, at the request of the Trust, on each date that such Schuller Repurchase Notes are delivered to the Placement Agents for sale pursuant to such offering memorandum or, if such Schuller Repurchase Notes are not being sold through Placement Agents, then to the purchasers of the Schuller Repurchase Notes, (A) an opinion or opinions, dated such date, of counsel representing Schuller for the purposes of such private placement (including an opinion of outside counsel covering such of the following matters (if any) as are customarily covered in opinions of issuer's outside counsel in private placements of debt securities for institutional investors), addressed to the Placement Agents or purchasers, as the case may be, and to the Trust, substantially to the effect that (1) the Indenture is a valid and binding obligation of Schuller, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar rights relating to enforcement of creditors' rights generally and by the availability of equitable remedies of general applicability), (2) the Schuller Repurchase Notes being sold in such private placement are valid and binding obligations of Schuller, enforceable in accordance with their terms (except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar rights relating to enforcement of creditors' rights generally and by the availability of equitable remedies of general applicability), and (3) such other legal matters with respect to the offering memorandum, the Schuller Notes, Schuller and the Company customarily covered in opinions to purchasers in such private placements as the Placement Agent or purchasers, as applicable, or the Trust may reasonably request including, without limitation, a statement that such counsel believes that the offering memorandum and each amendment or supplement thereto, as of the date thereof, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that the offering memorandum, as amended or supplemented, if applicable, on the date of such opinion, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no belief as to the financial statements and other financial data contained in the offering memorandum); and (B) a letter, dated such date, from the Independent certified public accountants of Schuller, addressed to the Placement Agents or the purchasers, as applicable, and to the Trust, stating that they are "independent" certified public accountants within the meaning of the Securities Act and that the financial statements and other financial data of Schuller included in the offering memorandum or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, such letter from the accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the offering memorandum that is of the type ordinarily included in accountants' "comfort letters" to placement agents or purchasers, as the Placement Agents or purchasers, as applicable, or the Trust may reasonably request;

                          (vi) use its best efforts to register or qualify the Schuller Repurchase Notes under the securities or blue sky laws of such jurisdictions in the United States as the Trust shall reasonably request, considering the nature and size of the offering, and do any and all other acts and things which may be necessary or desirable to enable the Trust and any Placement Agent of such Schuller Repurchase Notes to consummate the sale or other disposition in each such jurisdiction of such Schuller Repurchase Notes, provided that in connection therewith neither the Company nor Schuller shall be required to file a general consent to service of process in any jurisdiction or to qualify to do business in any jurisdiction where it is not then qualified;

                          (vii) enter into a placement agreement with the Trust and Placement Agent(s) (or the Persons purchasing such Schuller Repurchase Notes from the Trust) containing representations and warranties by Schuller, including representations and warranties substantially similar to those relating to Schuller set forth in Section 4.01 hereof (with appropriate changes to have Schuller make such representations and warranties with respect to itself and to update references to financial statements as appropriate) and such further representations and warranties which are customary in such an agreement as the Trust or Placement Agent (or the Persons purchasing such Schuller Repurchase Notes from the Trust) may reasonably request; and enter into such other customary agreements, and take all such other customary actions, as the Trust or the Placement Agent(s) of such Schuller Repurchase Notes reasonably request in order to expedite or facilitate the disposition of the Schuller Repurchase Notes. The Trust shall be a party to the placement agreement between Schuller and the Placement Agent(s) (or the Persons purchasing the Schuller Repurchase Notes from the Trust) and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Schuller to and for the benefit of the Placement Agent(s) (or the Persons purchasing the Schuller Repurchase Notes from the Trust) shall also be made to and for the benefit of the Trust and that any or all of the conditions precedent to the obligations of the Placement Agent(s) (or the Persons purchasing the Schuller Repurchase Notes from the Trust) under such placement agreement be conditions precedent to the obligations of the Trust. The Trust shall not be required to make any representations or warranties to or agreements with Schuller or the Placement Agent(s) (or the Persons purchasing the Schuller Repurchase Notes from the Trust) other than representations, warranties or agreements regarding the Trust, the Schuller Repurchase Notes being offered by the Trust, the Trust's intended method of distribution and any other representation required by law;

                          (viii) make available, upon reasonable notice and during business hours, for inspection by the Trust, any Placement Agent participating in any distribution pursuant to such offering memorandum or, if no Placement Agent is used, to each purchaser of Schuller Repurchase Notes, and any attorney, accountant or other agent retained by the Trust or any such Placement Agent or purchaser (collectively, the "Representatives"), all financial and other Records as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Schuller and its officers, directors, employees and Independent certified public accountants to make themselves reasonably available to discuss the business and financial condition of Schuller and to supply all information reasonably requested by any such Representative, in connection with such private placement; provided that none of such Records shall be photocopied by the Representatives and any such inspection shall be conducted in a manner that does not unreasonably interfere with the normal business operations of Schuller. Records which Schuller (or the Company, with respect to the Company's Records) determines, in good faith, to be confidential and which it notifies the Representatives in writing are confidential shall not be disclosed to the Representatives and only may be reviewed by counsel for the Trust and for any Placement Agent;

                          (ix) obtain, if the Trust requests, a private placement number issued by Standard & Poor's Corporation CUSIP Service Bureau for the Schuller Repurchase Notes;

                          (x) use its best efforts to cause the Schuller Repurchase Notes to be eligible for the PORTAL trading system of the National Association of Securities Dealers; and

                          (xi) otherwise use its best efforts to cooperate with the distribution of the Schuller Repurchase Notes by the Trust.

                 (b) The Company agrees to cause Schuller to prepare and deliver certificates (in engraved form if requested by the Trust) substantially identical to the certificates representing the Schuller Repurchase Notes being sold and, if requested by the Trust, to obtain ratings of such Schuller Repurchase Notes from two nationally recognized rating agencies selected by the Trust, at the Trust's expense.

                 (c) The Company and Schuller may request that the Trust furnish in writing to the Company and Schuller information regarding the Trust and the disposition of the Schuller Repurchase Notes, and the Trust agrees to furnish in writing such information to the Company and Schuller and any other information as the Company or Schuller may reasonably request in connection with the preparation of such offering memorandum.

                 (d) If any such offering memorandum refers to the Trust by name or otherwise as the holder of the Schuller Repurchase Notes or any other security of the Company or Schuller, then the Trust shall have the right to require the insertion therein of language, in form and substance satisfactory to the Trust, the Company and Schuller to the effect that the holding by the Trust of the Schuller Repurchase Notes or such other securities is not to be construed as a recommendation by the Trust or any of the

Trustees of the investment quality of the Schuller Repurchase Notes covered thereby and that such holding does not imply that the Trust will assist in meeting any future financial requirements of the Company or of Schuller.

                 (e) Placement Expenses. The Company shall cause Schuller to pay all costs and expenses in connection with any private placement of the Schuller Repurchase Notes pursuant to this Section 2.06, including, without limitation, all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Placement Agent(s) in connection with blue sky qualifications of the Schuller Repurchase Notes), printing and duplicating expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and Schuller and all independent certified public accountants of the Company and Schuller
(including the expenses of any annual audit, special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company or Schuller elects to obtain such insurance), fees and expenses of the indenture trustee(s) selected in accordance with Section 2.04(g), the reasonable fees and expenses of any special experts retained for the Company or Schuller in connection with such private placement, and fees and expenses of other Persons retained by the Company or Schuller; provided that costs and expenses to be paid by Schuller shall not include fees and expenses of counsel retained by the Trust (and any Persons retained by the Trust to act as Representatives) or the Placement Agents, if any (except for reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Schuller Repurchase Notes) and other out-of-pocket expenses of the Trust incurred in connection with any private placement and any discounts or commissions attributable to the sale by the Trust of the Schuller Repurchase Notes.

                 (f)  Indemnification.

                      (i) In each case of a private placement of Schuller Repurchase Notes pursuant to this Section 2.06, the Company shall cause Schuller to indemnify and hold harmless the Trust, each Trustee, each officer of the Trust, each Placement Agent and each other Person, if any, who controls the Trust or any Placement Agent from and against any and all losses, claims, damages and liabilities, joint or several, to which any of the Trust, each Trustee, each officer of the Trust, each Placement Agent and each other controlling Person, if any, may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any offering memorandum under which such Schuller Notes were sold and/or under the securities or blue sky laws of any jurisdictions in the United States, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Trust, each Trustee, each officer of the Trust, each Placement Agent and each such controlling Person, if any, for any legal or other expenses reasonably incurred by any of the foregoing in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor Schuller shall be liable to indemnify a party seeking indemnification in any such case to the extent that any such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission made in an offering memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or Schuller by such party expressly for use therein.

                          (ii) In each case of a private placement of Schuller Repurchase Notes pursuant to this Section 2.06, the Trust will indemnify and hold harmless the Company, Schuller, each of their directors and officers and each Person, if any, who controls the Company or Schuller within the meaning of the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from Schuller to the Trust, but only with reference to information relating to the Trust itself (and not to the Company or any of its Subsidiaries) and furnished to the Company or Schuller in writing by the Trust expressly for use in the offering memorandum or any amendment or supplement thereto. The Trust will use its best efforts to cause any Placement Agents of Schuller Repurchase Notes to be sold by the Trust to indemnify the Company and Schuller on the same terms as the Trust agrees to indemnify the Company, but only with reference to information relating to such Placement Agents themselves.

                          (iii)  In case any proceeding (including any
         governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 2.06, such Person (the "Indemnitee") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnitor") in writing and the Indemnitor, upon request of the Indemnitee, shall retain counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee and any others the Indemnitor may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (A) the Indemnitor has agreed to the retention of such counsel at its expense or (B) the named parties to any such proceeding (including any impleaded parties) include both the Indemnitor and the Indemnitee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnitor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm qualified in such jurisdiction to act as counsel for all such Indemnified Parties, except that, if Schuller is the Indemnitor, it shall be responsible for up to two such firms, one for the Trust (and all of its affiliated Indemnitees) and one for all of the Placement Agents as a group (and all of their affiliated Indemnitees). Such firm shall be deemed satisfactory to the Indemnitee, unless within ten days of the Indemnitee's receipt of notice of the selection of such firm, the Indemnitor receives notice in writing by the Indemnitee that such firm is not reasonably satisfactory to such Indemnitee. The Indemnitor shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final, nonappealable judgment for the plaintiff, the Indemnitor agrees to indemnify the Indemnitee from and against any loss or liability by reason of such settlement or judgment.

                          (iv) The indemnification of any Placement Agent pursuant to paragraphs (i) and (ii) of this Section 2.06(f) shall be on such other terms and conditions as are at the time customary and reasonably required by placement agents in private placements, including providing for contribution in the event indemnification provided in this Section 2.06 is unavailable or insufficient.

                 (g) Registration Rights. If the Trust so requests, each private placement of Schuller Repurchase Notes pursuant to this Section 2.06 may provide for a single demand registration on terms substantially similar to those contained in Section 2.04 so long as such registration is in an aggregate principal amount of no less than $100 million.

                 SECTION 2.07. Selling Efforts. If at any time the Trust shall in good faith determine that it intends to undertake a sale or distribution of Schuller Repurchase Notes, the Company will make available, and will cause Schuller to make available, information reasonably requested by the Trust or the Underwriters or the Placement Agent (as applicable) and will undertake, and take, all reasonable actions necessary or desirable to facilitate the selling efforts in respect thereof. To the extent such actions will not be unduly burdensome or unreasonably interfere with the normal operations of Schuller, the Company shall make, and shall cause Schuller to make, members of the Company's and Schuller's management reasonably available to the Trust in connection with the Trust's selling efforts, including, if so requested by any Underwriter, participation in "road shows" and other marketing activities (the Trust shall pay the reasonable out-of-pocket expenses incurred by Schuller or the Company in providing such participation in such "road shows"). The Trust agrees that it will consult with the Company with respect to its selling efforts.

                 SECTION 2.08. Agreements with Respect to Schuller Notes and the Demand Note. The Company agrees that, until the earlier of (i) the expiration of the Adjustment Period and (ii) the later of the consummation date of a first Offering by the Trust and the Second Bond Repurchase Date, the Company shall not, and shall not cause or permit Schuller to, sell, transfer, assign, exchange, pledge, hypothecate, suffer to exist any adverse claim on, grant any option to purchase with respect to, or otherwise dispose of any of the Schuller Notes (including, without limitation, the Schuller Excess Notes or the Adjusted Schuller Notes) or the Demand Note or any right or interest therein or thereto, or agree to do any of the foregoing (except to transfer Schuller Repurchase Notes to the Trust in accordance with the terms of this Agreement and to exchange all or a portion of the Demand Note for Schuller Notes to be transferred to the Trust in accordance with the terms of this Agreement); provided, however, that if the Second Bond Repurchase Date has not occurred prior to the consummation date of the first Offering by the Trust, then following the consummation date of the first Offering by the Trust, the restrictions relating to the Demand Note contained in this Section 2.08 shall apply only to a principal amount of the Demand Note equal to the Second Bond Reserve Amount. Except for any actions that may be taken by the Trust or any actions taken in accordance with this Agreement, the Company agrees that it shall not, and shall not cause or permit Schuller nor any Person acting on behalf of the Company or Schuller to, take, directly or indirectly, any action which would bring the offering, sale or delivery of the Schuller Repurchase

Notes to the Trust within the registration provisions of the Securities Act.

                 SECTION 2.09. Rules 144 and 144A. If Schuller shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall cause Schuller to file the reports required to be filed by it under the Securities Act and the Exchange Act (including, without limitation, the reports under Sections 13 and 15(d) of the Exchange Act referred to in paragraph (c)(1) of Rule 144 under the Securities
Act) and the rules and regulations promulgated thereunder (or, if Schuller is not required to file such reports, the Company shall cause Schuller, upon the request of the Trust or any other holder of Schuller Repurchase Notes, to make publicly available at the requesting holder's sole cost and expense other information so long as such information is necessary to permit sales under Rule 144A under the Securities Act) and the Company shall take and shall cause Schuller to take such further action as the Trust may reasonably request, all to the extent required from time to time to enable the Trust or such holder to sell Schuller Repurchase Notes without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Schuller Repurchase Notes, the Company shall deliver (and shall cause Schuller to deliver) to the Trust or such holder a written statement as to whether it has complied with such requirements.


                                  ARTICLE III

                                  THE CLOSING

                 SECTION 3.01. Preliminary Closing. One Business Day prior to the Repurchase Date, a meeting shall be held at the offices of Donovan Leisure Newton & Irvine, 30 Rockefeller Plaza, New York, New York, for the presentation and examination of all documents to be delivered on the Repurchase Date. All such documents shall be executed and held in escrow until the Repurchase Date.

                 SECTION 3.02. The Closing. At 10:00 a.m. New York time on the Repurchase Date, a meeting shall be held at the offices of Donovan Leisure Newton & Irvine, 30 Rockefeller Plaza, New York, New York, for the purpose of consummating the transactions contemplated hereby to occur on such date. All of the transactions to take place on the Repurchase Date shall be considered to take place simultaneously, and no delivery shall be considered to have been made until all transactions to take place on such date have been completed.

                 SECTION 3.03. Conditions Precedent to the Obligations of the Company. The obligations of the Company on the Repurchase Date are subject to the satisfaction (or waiver in writing by the Company) of each of the following conditions precedent:

                 (a) the representations and warranties of the Trust contained in this Agreement are true and correct in all material respects at and as of the Repurchase Date,

                 (b) the concurrence of the SCB and any other consents required to be obtained by the Trust necessary for the entry into effect of the Seventh Amendment to the Trust Agreement and the Second Amendment to the Supplemental Agreement and for the consummation by the Trust of the Repurchase have been obtained,

                 (c) the Trust has complied with and performed in all material respects all covenants and agreements of the Trust to be complied with and performed on or prior to the Repurchase,

                 (d) the Trustees have executed and delivered the Seventh Amendment to the Trust Agreement and the Trust has executed and delivered the Second Amendment to the Supplemental Agreement,

                 (e) receipt by the Company of a certificate signed by an authorized executive officer of the Trust to the foregoing effect, and

                 (f) receipt by the Company of an opinion of the General Counsel of the Trust, dated such date, in the form attached as Exhibit J hereto.

                 SECTION 3.04. Conditions Precedent to the Obligations of the Trust. The obligations of the Trust on the Repurchase Date are subject to the satisfaction (or waiver in writing by the Trust) of each of the following conditions precedent:

                 (a) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects at and as of such date,

                 (b) any consents required to be obtained by the Company or Schuller necessary for the transactions contemplated by Sections 2.01 and 2.02 have been obtained,

                 (c) the Related Agreements (except the Amended and Restated Indenture) have been fully executed and delivered by the parties thereto (other than the Trust and the Trustees),

                 (d) the Company and Schuller have complied with and performed in all material respects all covenants and agreements of the Company to be complied with and performed on or prior to the Repurchase,

                 (e) receipt by the Trust of an Officer's Certificate from each of the Company and Schuller to the foregoing effect,

                 (f) the SCB have consented to the Seventh Amendment to the Trust Agreement and the Second Amendment to the Supplemental Agreement, and

                 (g) receipt by the Trust of an opinion of the General Counsel of the Company and Schuller, dated such date, in the form attached as Exhibit K hereto.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 4.01. Representations and Warranties of the Company. The Company represents and warrants to the Trust on the date hereof (except with respect to Section 4.01(k)) and as of the Repurchase that:

                          (a) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted;

                          (b) each of this Agreement, the Seventh Amendment to the Trust Agreement and the other Related Agreements to which the Company is a party has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, and, upon the issuance of the Schuller Notes pursuant to Section 2.01 and on the Repurchase Date, the Indenture and the Schuller Notes and each of the other Related Agreements to which Schuller is a party will have been duly authorized, executed and delivered by Schuller and will constitute valid and binding obligations of Schuller, enforceable against Schuller in accordance with its respective terms, except to the extent that such enforceability is limited by bankruptcy, insolvency, moratorium or similar laws relating to the enforcement of creditors' rights generally and by the availability of equitable remedies of general applicability;

                          (c) neither (i) the execution and delivery by the Company of this Agreement and the Related Agreements to which the Company is a party, the consummation by the Company of the transactions contemplated hereby or thereby, and compliance by the Company with the terms and conditions hereof or thereof, nor (ii) the execution and delivery by Schuller of the Related Agreements to which Schuller is a party, the issuance by Schuller of the Schuller Notes under the Indenture, the consummation by Schuller of the transactions (including, without limitation, the Schuller Recapitalization) contemplated hereby or thereby, and compliance by Schuller with the terms and provisions hereof or thereof, will (1) conflict with or result in a breach of, or constitute a default under, any of the terms, obligations, covenants, conditions or provisions of (i) any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or other agreement or instrument to which the Company, Schuller or any of their respective Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or (ii) the certificate of incorporation or by-laws (or similar constitutional documents) of the Company, Schuller or their respective Subsidiaries; (2) conflict with or result in a breach of any of the terms, conditions or provisions of any statute, judgment, order, writ, injunction, decree, demand, rule or regulation of any Governmental Agency; or (3) result in the creation or imposition of any Lien upon any property or asset of the Company, Schuller or any of their respective Subsidiaries under the terms or provisions of any of the foregoing, except, in the case of clause (1)(i), (2) and (3), for such conflict, breach, default or lien which would not (x) in the case of the Company, have a material adverse effect on the Company and its Subsidiaries taken as a whole or (y) in the case of Schuller, have a material adverse effect on Schuller and its Subsidiaries taken as a whole. Neither the Company, nor Schuller nor any of their respective Subsidiaries (i) is in default (or would, with the giving of notice or lapse of time or both, be in default) in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing indebtedness of the Company, Schuller or any of their respective Subsidiaries or pursuant to which any such indebtedness is issued, or other agreement or instrument to which the Company, Schuller or any of their respective Subsidiaries is a party or by which the Company, Schuller or any of their respective Subsidiaries or their respective properties may be bound or affected, except for such default which would not (x) in the case of the Company and its Subsidiaries (other than Schuller and its Subsidiaries), have a material adverse effect on the Company and its Subsidiaries taken as a whole or (y) in the case of Schuller and its Subsidiaries, have a material adverse effect on Schuller and its Subsidiaries taken as a whole, or (ii) is in violation of any term of its certificate of incorporation or by-laws (or similar constitutional documents);

                          (d) Schuller and its Subsidiaries are duly and validly organized and existing corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly licensed or qualified and in good standing as foreign corporations in all other jurisdictions where the ownership or leasing of property or the nature of business transacted makes such qualification necessary, except where failure to do so would not have a material adverse effect on Schuller and its Subsidiaries, taken as a whole, and have the corporate power to own their respective properties and assets, and to carry on their respective businesses, all as, and in the places where, such properties and assets are now owned or operated or such businesses are now conducted;

                          (e) Schedule I correctly lists as to Schuller and each Subsidiary of Schuller on the date of this Agreement (1) its name, (2) the jurisdiction of its incorporation, (3) for each class of its capital stock, the percentage of the issued and outstanding shares owned by the Company or Schuller or any other Subsidiary of either (specifying such other Subsidiary) and (4) any rights, warrants or options to acquire or purchase any shares of capital stock of Schuller or such Subsidiary of Schuller or any securities or obligations convertible into or exchangeable for any such shares. All of the shares of stock of Schuller and its Subsidiaries owned by the Company, Schuller or any Subsidiary of either have been duly issued and are fully paid and nonassessable, and are so owned beneficially and of record free and clear of any Lien;

                 (f)  the financial statements consisting of:

                          (i) the consolidated balance sheets of Schuller and
                 its Subsidiaries as at the end of each of the last two fiscal years of the Company ended December 31, 1993, and the consolidated statements of income, consolidated statements of shareholder's equity and consolidated statements of cash flows for each of the last three fiscal years of the Company ended December 31, 1993, including in each case the related schedules and notes, all certified by Coopers & Lybrand, independent certified public accountants, and

                          (ii) the consolidated balance sheet of Schuller and
                 its Subsidiaries as at June 30, 1994 (including pro forma liabilities and shareholder's equity reflecting the transactions described in Note 9 thereof), and the consolidated statement of income and consolidated statement of cash flows for the six months then ended, all certified by the chief financial officer of Schuller, true and complete copies of which are attached hereto in Schedule II, were prepared in accordance with GAAP consistently applied throughout the relevant periods involved, except as specified therein (subject, in the case of the interim statements referred to in clause (ii), to normal year-end audit adjustments) and fairly present the consolidated financial position of Schuller and its Subsidiaries as at such respective dates and the consolidated results of operations and consolidated cash flows of Schuller and its Subsidiaries for each such fiscal year and for such interim period.

                 (g) except as disclosed in filings by the Company with the Commission, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or a Subsidiary) pending or, to the knowledge and belief of the Company, threatened (or, to the knowledge and belief of the Company, any investigations pending or threatened) against or affecting the Company or Schuller or any of their Subsidiaries, or the business, operations, properties or assets of the Company or Schuller or any of their Subsidiaries, or before or by any Governmental Agency, which, either singly or in the aggregate, are reasonably likely to result in any material adverse change in the business, operations, properties or assets, or the condition, financial or otherwise, of Schuller and its Subsidiaries, taken as a whole, or in the ability of the Company to perform its obligations under this Agreement or the Related Agreements to which the Company is a party or the ability of Schuller to perform its obligations under the Schuller Notes or the other Related Agreements to which Schuller is a party. Neither the Company nor Schuller nor any of their Subsidiaries is, to the knowledge and belief of the Company, in default with respect to any statute, judgment, order, writ, injunction, decree, demand, rule or regulation of any Governmental Agency, default under which would be reasonably likely to have consequences which would materially and adversely affect the business, operations, properties or assets or the condition, financial or otherwise, of Schuller and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Related Agreements to which the Company is a party or the ability of Schuller to perform its obligations under the Schuller Notes or the other Related Agreements to which Schuller is a party;

                 (h) since December 31, 1993, (i) there has been no material adverse change in the financial condition of Schuller and its Subsidiaries taken as a whole and (ii) there has been no dividend or distribution of any kind declared, paid or made by Schuller on its capital stock, or any issuance of capital stock, other than with respect to the Schuller Recapitalization;

                 (i) Except for the Schuller Notes and the Demand Note, (x) Schuller has no outstanding Debt on the date hereof and (y) the total amount of Debt of Schuller and its Subsidiaries on the date hereof does not exceed $10 million;

                 (j) no Event of Default, or event or condition which would constitute an Event of Default after notice or lapse of time or both, has occurred and is continuing under the Bond Prepayment Agreement and no default has occurred and is continuing under either of the Bonds;

                 (k) there is no Event of Default, or event or condition which would constitute an Event of Default after notice or lapse of time or both, under the Indenture or the Schuller Notes;

                 (l) the Schuller Notes will constitute direct, unconditional and unsubordinated general obligations of Schuller, and upon the issuance of the Schuller Notes pursuant to Section 2.01 and on and at all times prior to and as of the Repurchase, Schuller will have no Senior Indebtedness (as defined in the Indenture) other than the Schuller Notes and the Demand Note. The Demand Note does not rank senior in right of payment to the Schuller Notes;

                 (m) upon the issuance of the Schuller Repurchase Notes pursuant to Section 2.01 and on and at all times prior to the Repurchase, the Company will have good and valid title to the Schuller Repurchase Notes, free and clear of all Liens, and, upon delivery of the Schuller Repurchase Notes to the Trust in payment for the Company's repurchase of the Bonds, the Trust will have good and valid title to the Schuller Repurchase Notes, free and clear of all Liens;

                 (n) neither the Company nor Schuller nor any Person acting on either of their behalf has, directly or indirectly, offered or agreed to transfer any Schuller Notes or any similar security to, or has solicited any offer to acquire any Schuller Notes or any similar security from, or otherwise has negotiated in respect of the Schuller Notes or any similar security with, any Person other than the Trust. Except for any actions that may have been taken by the Trust or any actions taken in accordance with this Agreement, neither the Company, Schuller nor any Person acting on behalf of the Company or Schuller has taken, directly or indirectly, any action which would bring the offering, sale or delivery of the Schuller Repurchase Notes to the Trust within the registration provisions of the Securities Act;

                 (o) attached hereto as Exhibit L is a true and complete copy of an opinion of American Appraisal Associates regarding the solvency of Schuller and its Subsidiaries; and

                 (p) attached hereto as Exhibit M are true and complete copies of the Certificate of Incorporation and the By-Laws of Schuller as currently in full force and effect.

                 SECTION 4.02. Representations and Warranties of the Trust. The Trust represents and warrants to the Company on the date hereof and as of the Repurchase that:

                          (a) the Trust has been duly organized and is validly existing as a trust under the laws of the State of New York;

                          (b) neither the execution and delivery of this Agreement, the consummation of the transactions contemplated by it, nor compliance by the Trust with its terms and conditions, will (1) conflict with or result in a breach of, or constitute a default under, any of the terms, obligations, covenants, conditions or provisions of
         (i) any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or other agreement or instrument to which the Trust is now a party or by which it may be bound or affected or (ii) the Trust Agreement (as amended pursuant to the Seventh Amendment to the Trust Agreement); or (2) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, writ, injunction, decree or demand of any Governmental Agency, except, in the case of clauses (1) and (2), for such conflict, breach or default which would not have a material adverse effect on the Trust;

                          (c) this Agreement has been duly authorized, executed and delivered by the Trust and constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms;

                          (d) on the Repurchase Date, the Trust will have good and valid title to the Bonds, free and clear of all Liens, other than any remainderman or reversionary interests of the PD Trust or the Company therein and any Liens or claims created by or arising in favor of the Company; and

                          (e) the Trust (i) has had access to such financial and other information concerning Schuller as it has deemed necessary in connection with its decision to purchase Schuller Notes on the Repurchase Date, (ii) is aware that the Schuller Notes to be transferred to the Trust in connection with the Repurchase and the Second Bond Repurchase pursuant to this Agreement have not been (and, as of the time of each such transfer, will not be) registered under the Securities Act, as such transfers are intended by the Company to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Section 4(2) thereof, (iii) is an "accredited investor" as such term is defined in Rule 501 under the Securities Act, and (iv) is acquiring such Schuller Notes for its own account and not for resale except pursuant to the registration requirements of the Securities Act or an exemption therefrom.


                                   ARTICLE V

                         CALCULATION OF CERTAIN AMOUNTS

                 SECTION 5.01. Calculation of Initial Repurchase Amount, Adjusted Repurchase Amount, Adjusted Repurchase and Interest Amount, Second Bond Repurchase Amount and Principal Amount of Second Bond Repurchase Notes.
(a) The Trust shall calculate the Initial Repurchase Amount, the Adjusted Repurchase Amount, the Adjusted Repurchase and Interest Amount and the Second Bond Repurchase Amount in accordance with the respective definitions of such terms and by determining the Current Net Present Value of the Bonds and/or the Second Bond (as the case may be) in accordance with Section 5.01(b). The Trust shall also calculate the principal amount of the Second Bond Repurchase Notes in accordance with Section 6.01. Upon the determination of the Initial Repurchase Amount, the Adjusted Repurchase Amount, the Adjusted Repurchase and Interest Amount, the Second Bond Repurchase Amount or the principal amount of the Second Bond Repurchase Notes, the Trust shall promptly provide the Company with a certificate from the Trust's Chief Financial Officer or Controller, stating such amount and the calculations made to achieve such result. If any dispute arises under this Section 5.01, the parties shall follow the dispute resolution procedures set forth in Section 5.02. All calculations hereunder shall be made on the basis of 360-day years of twelve 30-day months, and actual days remaining in any partial month assuming such partial month has 30 days.

                 (b) The Current Net Present Value of the Bond, the Original Bond or the Second Bond shall be determined as follows:

                 (i) each then unpaid Payment Amount under the Bond, the Original Bond or the Second Bond (as the case may be) shall be separately discounted to present value as follows (provided, however, that for purposes of this Section 5.01(b)(i), the Payment Amount due on August 31, 1994 under the Bond shall not be included in determining the Current Net Present Value of the Bond and the Payment Amount due on August 31, 1995 under the Bond shall be deemed to be equal to $20,233,013): (A) the number of whole months ("WM") and actual days remaining in any partial month (based on a thirty-day month) ("AD") between the date as of which such calculation is being made and the scheduled date of payment of such Payment Amount shall be determined and (B) the discounted value ("DV") of such Payment Amount shall be calculated using the following formula:



                                    PA
                 DV  =    ------------------------
                                   3*ADR
                              (1 + -----)(insertion symbol)NMP
                                    4

                 where PA  = such Payment Amount,
                       ADR = the Applicable Discount Rate, and
                       NMP = the number of nine month periods calculated
                             as follows:

                             NMP = ( (WM * 30) + AD) / 270
                 and

                 (ii) the then Current Net Present Value shall equal the sum of the DVs of all such Payment Amounts.

                 (c)  As examples of the calculations referred to in this
Section 5.01, and for illustrative purposes only:

                          (1) Assuming that (i) the Repurchase Date is September 20, 1994, (ii) the Initial Market Rate is 10.50%, (iii) the Adjusted Market Rate is 11%, (iv) the Applicable Discount Rate determined using the Adjusted Market Rate is 11.75%, (v) the Second Bond Repurchase Date is October 15, 1994 and (vi) the consummation date of the first Offering by the Trust is November 15, 1994, the Initial Repurchase Amount would be $378,783,281, the Second Bond Repurchase Amount would be $18,285,081, the principal amount of the Second Bond Repurchase Notes would be $18,152,749, the Adjusted Repurchase Amount would be $384,995,284 and the Adjusted Repurchase and Interest Amount would be $391,337,639.

                          (2) With the same assumptions as in Example (1) except that the Second Bond Repurchase Date is assumed to be December 15, 1994, the Second Bond Repurchase Amount would be $17,034,314, the principal amount of the Second Bond Repurchase Notes would be $16,879,625, the Adjusted Repurchase Amount would be $368,277,688 and the Adjusted Repurchase and Interest Amount would be $374,466,799.

                 SECTION 5.02. Dispute Resolution. All disputes and disagreements subject to resolution pursuant to the terms of this Section 5.02 shall be resolved by agreement of two nationally recognized investment banking firms, one selected by the Company and one selected by the Trust. If such investment banking firms do not agree on the resolution of such matters within five Business Days, then they shall within five Business Days thereafter select a third Independent nationally recognized investment banking firm which shall resolve such dispute within ten Business Days of its appointment and whose determination shall be final and binding. If such investment banking firms fail to appoint such third investment banking firm within such five Business Day period, then either the Company or the Trust, on behalf of both, may request such appointment by the then President of the Association of the Bar of the City of New York (or any successor organization thereto) or, in his absence, failure, refusal or inability to act, then either the Company or the Trust may, on behalf of both, apply to the American Arbitration Association (or any successor organization thereto) in New York, New York for the appointment of such third investment banking firm.


                                   ARTICLE VI

                       PROVISIONS RELATING TO SECOND BOND

                 SECTION 6.01. Prepayment or Repurchase of Second Bond. (a) Subject to obtaining the prior written consent, waiver or approval (in a form reasonably acceptable to each of the Trust and the Company) of all Persons (other than the parties to this Agreement) whose consent is required, in the reasonable judgment of either the Trust or the Company, under any provision of applicable law, any judicial order or decree or any material agreement or instrument binding upon the Company or any of its Subsidiaries or upon the Trust, or to the elimination of such consent requirement(s) with respect to the Second Bond, the Trust shall have the right to cause the Company, at the Trust's option exercisable by notice to the Company, at any time during the Adjustment Period, to repurchase the Second Bond on the date (the "Second Bond Repurchase Date") designated in the Trust's notice, which shall not be less than five Business Days after the date on which such notice is received by the Company, with Schuller Notes in a principal amount which, when added to the accrued but unpaid interest on such Schuller Notes as of the Second Bond Repurchase Date, equals the Second Bond Repurchase Amount (the "Second Bond Repurchase Notes"). The Trust's notice given pursuant to this Section 6.01(a) shall also set forth the Second Bond Repurchase Amount and the principal amount of the Second Bond Repurchase Notes.

                 (b) On the Second Bond Repurchase Date, the Company shall deliver the Second Bond Repurchase Notes to the Trust, duly endorsed for transfer to the Trust in accordance with the terms of the Indenture and free and clear of all Liens and adverse claims, together with

                 (i) an Officer's Certificate from the Company to the effect that (1) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects at and as of such date (any references in such representations and warranties to Schuller Repurchase Notes being deemed to be references to the Second Bond Repurchase Notes), (2) any consents required to be obtained by the Company or Schuller necessary for the transactions contemplated by this Section 6.01 have been obtained, and (3) there is no default or event of default under any of the Schuller Notes or the Indenture; and

                 (ii) an opinion of the General Counsel of the Company and Schuller, dated the Second Bond Repurchase Date, covering the matters referred to in the following paragraphs of the form of opinion attached as Exhibit K hereto: (a) paragraphs 10 and 15, in each case only with respect to the Second Bond Repurchase Notes and (b) paragraphs 3, 5, 7, 9, 12, 13 and 14, in each case with respect to the Second Bond Repurchase Notes and the Amended and Restated Indenture (if the same shall have been entered into as of such date) or any other supplement or amendment to the Indenture (other than the Indenture Supplement) then in effect or to be entered into on the Second Bond Repurchase Date, which opinion shall contain only the limitations, qualifications or assumptions set forth in Exhibit K with respect to the matters covered in the aforesaid paragraphs thereof and/or such other limitations, qualifications or assumptions as are reasonably acceptable to the Trust.

                 (c) On the Second Bond Repurchase Date, the Trust shall deliver the Second Bond free and clear of all Liens and adverse claims (other than Liens or claims created by, or arising in favor of, the Company) to the Company for cancellation, together with

                 (i) a certificate signed by an authorized executive officer of the Trust to the effect that (1) the representations and warranties of the Trust contained in this Agreement are true and correct in all material respects at and as of such date (any references in such representations and warranties to the Bond or the Original Bond being deemed to be references to the Second Bond), and (2) any consents required to be obtained by the Trust necessary for the transactions contemplated by this Section 6.01 have been obtained; and

                 (ii) an opinion of the General Counsel of the Trust, dated the Second Bond Repurchase Date, covering the matters referred to in the following paragraphs of the form of opinion attached as Exhibit J hereto: paragraph 1 only with respect to the transactions contemplated by this Section 6.01 and paragraph 5 only with respect to the Second Bond, which opinion shall contain only the limitations, qualifications and assumptions set forth in Exhibit J with respect to the matters covered in the aforesaid paragraphs thereof and/or such other limitations, qualifications or assumptions as are reasonably acceptable to the Company.

                 (d) If, at the time that the Trust gives the notice referred to in Section 6.01(a), neither the Trust nor the Company has given notice of the Second Bond Reserve Amount pursuant to Section 2.03(b)(ii), and if, at the time that the Company receives the Trust's notice given pursuant to Section 6.01(a), the Company is holding an insufficient aggregate principal amount of Schuller Notes to permit the Company to repurchase the Second Bond with the Second Bond Repurchase Notes in accordance with the terms of this Section 6.01, the Company and the Trust each agree, if the Indenture Supplement is then in effect, to execute and to cause to be delivered to the Indenture Trustee a joint written request pursuant to Section 5 of the Indenture Supplement that Schuller issue additional senior notes under the Indenture on terms identical to the Schuller Notes to the Company in the aggregate principal amount equal to the amount of such insufficiency. The Company shall cause Schuller to issue such additional senior notes to the Company on or prior to the Second Bond Repurchase Date. Upon their issuance, such further senior notes shall become Schuller Notes for all purposes of this Agreement and the Indenture.


                                  ARTICLE VII

                                 MISCELLANEOUS

                 SECTION 7.01. Amendments; Waivers. This Agreement may be modified, supplemented or amended at any time and from time to time only by a writing signed by each party hereto. Any waiver or consent granted in respect of any term or condition of this Agreement shall be effective only if given in a writing signed by the party giving same and expressly stating that it is a waiver or consent, and any such waiver or consent shall constitute a waiver or consent only of the specific provision(s) and for the specific purpose(s) set forth therein.

                 SECTION 7.02. Termination; Termination of Bond Prepayment Agreement. The Trust shall have the right to terminate this Agreement, without liability or obligation to the Company or Schuller, by giving written notice of termination to the Company at any time prior to the Repurchase. Effective upon the Repurchase, all of the representations, warranties, covenants and other agreements contained in the Bond Prepayment Agreement shall terminate and be of no further force and effect; provided, however, that the termination of any provision of the Bond Prepayment Agreement shall not relieve either party thereto of liability for breach of such provision prior to its termination.

                 SECTION 7.03. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given:


if to the Trust, to:

         Manville Personal Injury Settlement Trust
         8260 Willow Oaks Corporate Drive, Suite 600
         P.O. Box  10415
         Fairfax, Virginia  22031
         Fax: (703) 205-6249
         Attention: David T. Austern, Esq.

with a copy to:

         Donovan Leisure Newton & Irvine
         30 Rockefeller Plaza
         New York, New York   10112
         Fax: (212) 632-3321
         Attention: Andrew J. Trubin, Esq.


if to the Company, to

         Manville Corporation
         717 17th Street
         Denver, Colorado  80202
         Fax: (303) 978-4842
         Attention: Richard B. Von Wald, Esq.

if to Schuller, to

         Schuller International Group, Inc.
         717 17th Street
         Denver, Colorado  80202
         Fax: (303) 978-4842
         Attention: Richard B. Von Wald, Esq.

in each case, with copies to:

         Skadden, Arps, Slate, Meagher & Flom
         919 Third Avenue
         New York, New York  10022
         Fax: (212) 735-2001
         Attention: Franklin M. Gittes, Esq.

and

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, New York   10017
         Fax: (212) 450-4800
         Attention: Diane G. Kerr, Esq.

and

         Kaye, Scholer, Fierman, Hays & Handler
         425 Park Avenue
         New York, New York  10022
         Fax: (212) 836-8689
         Attention: Herbert S. Edelman, Esq.

                 SECTION 7.04. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement together with its exhibits constitutes the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                 SECTION 7.05. Severability. Should any provision in this Agreement be determined to be invalid or unenforceable in any jurisdiction, such determination shall in no way limit or affect the validity or enforceability and operative effect of any other provisions of this Agreement or affect the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction.

                 SECTION 7.06. Headings. The headings used in this Agreement are inserted for convenience only and neither constitute a portion of this Agreement nor in any manner affect the construction of the provisions of this Agreement.

                 SECTION 7.07. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Company nor the Trust may assign or otherwise transfer any of its rights or delegate obligations under this Agreement; provided, however, that if the Trust shall terminate its existence in accordance with the provisions of Section 7.02(a) of the Trust Agreement prior to the termination of this Agreement, all then-remaining right, title and interest of the Trust in the Schuller Repurchase Notes and hereunder shall be transferred and assigned, subject to the terms and conditions of this Agreement, to (a) the PD Trust if the PD Trust is then in existence or (b) the Company or any designees of the Company if the PD Trust is not then in existence, and the Trust and the Company agree to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents as may be necessary or advisable to implement the foregoing.

                 SECTION 7.08. Assumption by Schuller or Affiliate. In the event that the Company or Schuller intends to engage in a transaction or series of transactions pursuant to which the Company will no longer own, directly or indirectly, at least 80% of each class of capital stock of Schuller, the Company shall cause Schuller, prior to the consummation of such transaction or transactions, to enter into an agreement with the Trust pursuant to which Schuller will agree to undertake, assume and perform all the obligations of the Company under this Agreement (it being understood that obligations requiring the Company to cause Schuller to take action will be assumed by Schuller as direct obligations of Schuller to take such action). In the event that Schuller's obligations under the Indenture and the Schuller Notes are assumed or are to be assumed by an Affiliate of Schuller or the Company (regardless of whether Schuller remains liable as a joint obligor thereunder), this Agreement shall remain in full force and effect, and all references in this Agreement to the term "Schuller" shall be deemed to be references to such Affiliate (including, without limitation, for purposes of the first sentence of this Section 7.08, it being agreed that the Company shall, or shall cause Schuller to, cause such Affiliate to enter into an agreement with the Trust as described in such sentence), and all references to the Schuller Notes and the Indenture shall be deemed to be references to the Schuller Notes and Indenture as assumed by such Affiliate and to any replacement or supplemental securities, indentures or other instruments issued or entered into by such Affiliate in connection with its assumption of the Schuller Notes and the Indenture.

                 SECTION 7.09. Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall survive the consummation of the Repurchase for a period of 18 months from the Repurchase Date.

                 SECTION 7.10. Expenses.  Except as otherwise provided herein,
(i) all costs and expenses incurred in connection with this Agreement, including without limitation all brokers' fees, investment banking fees and legal fees, shall be paid by the party incurring such cost or expense; provided that the fees and expenses incurred in connection with any third Independent investment banking firm (and its counsel, if any) referred to in Section 5.02 shall be paid equally by the Company and the Trust. Nothing in this Section 7.10 shall be construed as creating an obligation of the Trust to indemnify any Person.

                 SECTION 7.11. Specific Performance. Each of the Company and the Trust agrees that the other party would be irreparably damaged if for any reason the Company or the Trust, as the case may be, failed to perform its obligations under this Agreement and that such other party would not have an adequate remedy at law for money damages in such event. Accordingly, the Company and the Trust each agrees that the other party shall, to the maximum extent permitted, be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement. This provision is without prejudice to any other rights that the Company or the Trust may have against the other party for any failure of such other party to perform its obligations hereunder.

                 SECTION 7.12. Third Parties. This Agreement constitutes an agreement solely between the parties hereto, and is not intended to and shall not confer any rights, remedies, obligations or liabilities, legal or equitable, on any Person other than the parties hereto and their respective successors or assigns, or otherwise constitute any Person a third-party beneficiary under or by reason of this Agreement.

                 SECTION 7.13. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law principles applied in such jurisdiction. The Company and the Trust hereby submit to the nonexclusive jurisdiction of the United States District Courts for the Southern and Eastern Districts of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Trust irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                     MANVILLE CORPORATION


                                     By /s/ Richard B. Von Wald
                                        Name:   Richard B. Von Wald
                                        Title:  Senior Vice President,
                                                General Counsel and Secretary


                                     MANVILLE PERSONAL INJURY
                                       SETTLEMENT TRUST


                                     By /s/ David T. Austern
                                        Name:   David T. Austern
                                        Title:  General Counsel and Secretary

                        Index of Exhibits and Schedules


Exhibit A           Form of Demand Note

Exhibit B-1         Form of Indenture

Exhibit B-2         Form of Indenture Supplement

Exhibit C           Form of Second Amendment to the Supplemental Agreement

Exhibit D           Form of Seventh Amendment to the Trust Agreement

Exhibit E           Form of Intercompany Agreement

Exhibit F           Form of Treasury Management Agreement

Exhibit G           Form of Tax Sharing Agreement

Exhibit H           Form of Corporate Agreement

Exhibit I           Form of Agreement with the Trust

Exhibit J           Form of Opinion of General Counsel of the Trust

Exhibit K           Form of Opinion of General Counsel of the Company and
                    Schuller

Exhibit L           Solvency Opinion of American Appraisal Associates

Exhibit M           Certificate of Incorporation and By-Laws of Schuller



Schedule I          Stock Ownership and Certain Other Information Concerning
                    Schuller and its Subsidiaries

Schedule II         Financial Statements of Schuller


              (The Registrant undertakes to file copies of these
                  exhibits to the Commission upon request).